UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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American Public Education, Inc.

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AMERICAN PUBLIC EDUCATION, INC.

Proxy Statement

2020 ANNUAL MEETING OF STOCKHOLDERS

Message from our CEO

April 3, 2020

Dear Stockholders:

We cordially invite you to join us for the 2020 Annual Meeting of Stockholders of American Public Education, Inc. to be held on Friday, May 15, 2020 at 8:00 a.m. EDT virtually over the Internet at www.virtualshareholdermeeting.com/APEI2020. We decided to hold the Annual Meeting as a virtual meeting this year not only because of the uncertain public health impact of the coronavirus pandemic, but also because we believe that it will offer expanded access to stockholders who may otherwise not attend in person. As a technology-enabled organization, a virtual meeting aligns with our commitment to innovation and our role as a provider of online education.

As I continue in my first year as CEO, I am excited to lead American Public Education, Inc. into the next chapter of our story. We remain firmly committed to delivering affordable, inclusive, high quality education. We are formulating and will implement a bold new strategy in 2020 that is intended to drive enrollment growth and accelerate brand recognition through revitalized marketing, technology innovation and expanded skills-focused offerings.

We thank Dr. Wally Boston, who stepped down as CEO in September and is retiring from the Board at the Annual Meeting, for his long and tireless commitment to the Company and online higher education. Wally’s leadership and vision helped to build the foundation for our success.

At the Annual Meeting, we will be asking you to elect the seven director nominees named in the attached proxy statement to our Board. As discussed throughout the proxy statement, our Board remains committed to strong governance practices and our core values of (i) delivering value to our students and customers, (ii) investing in our employees, (iii) dealing fairly and ethically with our suppliers and partners, (iv) supporting communities in which we work while embracing sustainable practices across our businesses, and (v) generating long-term financial return to our stockholders.

You will find detailed information beginning on page 21 about the qualifications of our director nominees and why we believe they are the right people to represent your interests. A majority of our director nominees are women, and our Board also has minority representation. We continue to evaluate Board composition, including the qualifications, skills, and diversity represented. In 2019, our Board updated our Corporate Governance Guidelines to expressly commit to governance in accordance with key values central to our mission and to include candidates with a diversity of backgrounds, including women and minorities, in the pool from which our Nominating and Corporate Governance Committee selects director candidates.

As discussed in the Compensation Discussion and Analysis section, which begins on page 44, in 2019, we continued our commitment to compensation practices that align executive compensation to stockholder interests and building that commitment into our executive compensation program. Among other things, for example, we renamed our former Compensation Committee as the Management Development & Compensation Committee both to reflect a broader scope of responsibilities for the Committee and as part of a commitment to best practices in board oversight of CEO and officer succession, human capital management, and executive compensation. At the Annual Meeting we will be asking for approval, on a non-binding advisory basis, of our executive compensation.

In addition to the election of directors and “say-on-pay” vote, we are also asking stockholders to approve amendments to our 2017 Omnibus Incentive Plan and Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder and to extend the term of the Employee Stock Purchase Plan, as discussed on pages A-1 and B-1, respectively. We strongly believe that equity ownership by our employees is critical to aligning the interests of our employees with our stockholders.

Finally, as discussed beginning on page 81, our Audit Committee has again selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020, and we will be asking you to ratify that appointment.

On behalf of the American Public Education team, I would like to thank you for your continued support as we work to help our students maximize their return on educational investment by advancing in their current occupation, preparing for their next career, and developing the competencies that enable them to make meaningful contributions to their profession and society. We look forward to your participation at the Annual Meeting.

Sincerely,

Angela Selden
President and Chief Executive Officer

AMERICAN PUBLIC EDUCATION, INC.
111 W. Congress Street
Charles Town, West Virginia 25414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders of American Public Education, Inc. will be held on May 15, 2020 at 8:00 a.m. Eastern Time as a virtual meeting of stockholders held over the Internet. Stockholders will be able to attend the Annual Meeting, vote, and submit their questions during the Annual Meeting at www.virtualshareholdermeeting.com/APEI2020. The Annual Meeting will be held for our stockholders to consider and vote on the following proposals:

●	Proposal No. 1: To elect to the Board the seven nominees set forth in the accompanying proxy materials, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

●	Proposal No. 2: To approve an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder.

●	Proposal No. 3: To approve an amendment to the American Public Education, Inc. Employee Stock Purchase Plan to increase the number of shares available for purchase thereunder and extend the term of the plan.

●	Proposal No. 4: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy materials.

●	Proposal No. 5: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Each outstanding share of American Public Education, Inc. common stock (Nasdaq: APEI) entitles the holder of record at the close of business on March 19, 2020, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to post these materials on the Internet, which enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES ONLINE AT THE MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary
April 3, 2020

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision and you should read this proxy statement in its entirety before casting your vote.

Higher Education that Makes a Difference

American Public Education, Inc. (“APEI”) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership, and achievement. We offer respected, innovative, and affordable academic programs and services to students, universities, and partner organizations through our wholly owned subsidiaries: American Public University System (“APUS”) and National Education Seminars Inc., which we refer to as Hondros College of Nursing (“HCN”).

1. Includes alumni who graduated with an associate’s, bachelor’s, or master’s degree from APUS as of December 31, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS.
2. 2019 1-year Alumni Survey. All 2019 responses included.
3. 2019 APUS Faculty Survey.

Overview of Proposals

Item 1: Election of Directors

Our director nominees bring a diverse mix of backgrounds, experience, and perspectives. See page 21.

Director Nominees

Nominee	Age	Director Since	Other Boards	Committee Memberships
				AUD	MDC	NCG
Eric C. Andersen, Independent (1) Partner, Peak Equity	58	2012	0	X(2)	C
Barbara G. Fast, Independent (3) President and Chief Executive Officer, BGF Enterprises LLC	66	2009	1		X	X
Jean C. Halle, Independent Independent Consultant	61	2006	0	C(2)		X
Barbara L. Kurshan, Independent Senior Fellow and Innovation Advisor, University of Pennsylvania, Graduate School of Education	71	2014	0	X		X
Timothy J. Landon, Independent Partner, Ergo Ventures & Advisers	57	2009	0	X		C
William G. Robinson, Jr., Independent President, Broadgate Human Capital, LLC	55	2016	0		X	X
Angela Selden President and Chief Executive Officer of the Company	54	2019	0

Higher Education That makes a difference

AUD	Audit Committee	(1)	Vice-Chairperson of the Board
NCG	Nominating and Corporate Governance Committee	(2)	Audit Committee Financial Expert
MDC	Management Development & Compensation Committee	(3)	Chairperson of the Board
C	Committee Chair
X	Committee Member

Nominee Highlights

●	71% diverse from racial, gender or ethnic standpoint (majority female)	●	100% have technology expertise/experience

●	100% have strategy/operational experience	●	Average tenure of independent directors: 9 years

Item 2: Amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan

We are asking our stockholders to approve an amendment to the 2017 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by 1,425,000 shares and extend the term of the plan to May 15, 2030 to enable us to continue to use equity awards to incentivize individuals for their contributions to the Company and to further align their interests with those of our stockholders, and to clarify limitations on repricing. See page 30.

Item 3: Amendment to the American Public Education, Inc. Employee Stock Purchase Plan

We are asking our stockholders to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 100,000 shares and extend the term of the plan to May 15, 2030 to ensure that we can continue to provide eligible employees the opportunity to increase their interest in our growth and success through purchases of our common stock. See page 40.

Item 4: Compensation of our Named Executive Officers

We are holding an advisory vote on the compensation of our named executive officers as disclosed in our Proxy Statement for the Annual Meeting. See page 79.

Item 5: Ratification of Independent Auditors

We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020. See page 81.

Corporate Governance and Stockholder Engagement Highlights

Stockholder Engagement

We believe that strong corporate governance practices should include regular outreach and conversations with our stockholders. Since our 2019 Annual Meeting of Stockholders, we:

●	conducted in-person meetings with investors at three investment conferences and on two non-deal roadshows; and

●	hosted analyst tours at HCN campus locations.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

 Best Practices

  ✓ Highly independent and diverse board

▪ Six of our seven directors nominees are

independent

▪ Four of our directors, including our Chief Executive Officer, representing 57% of our Board, are female

▪ All Board committees are 100% independent

▪ Commitment to recruitment and consideration of diverse nominees, including women and minorities

✓ Risk management oversight

▪ Board has principal responsibility for risk

management oversight

▪ Board regularly meets with management to receive reports

▪ Nominating and Corporate Governance, Management Development & Compensation, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 13)

✓ Annual elections of all directors ✓ Independent Chairperson ✓ Restrictions on hedging and pledging

✓ Equity ownership guidelines

▪ 6x annual base salary for our CEO

▪ 2x annual base salary for our executive vice presidents and 1x for all other NEOs

▪ 3x annual base retainer for non-employee directors

We continue to demonstrate a strong commitment to corporate governance and our commitment to best practices. Since the 2019 Annual Meeting, we have:

●

renamed our Compensation Committee as the Management Development & Compensation Committee and amended the committee charter to reflect a broader scope of responsibilities for the Committee and as part of a commitment to best practices in board oversight of CEO and officer succession, human capital management and executive compensation;

●	amended our Nominating and Corporate Governance Committee Charter to strengthen assessment of board composition;

●	added anti-harassment, anti-discrimination and workplace safety provisions to our Code of Ethics; and

●	updated our Corporate Governance Guidelines to specifically include candidates with diverse backgrounds, including women and minorities, in the pool of director nominees.

Environmental, Social, and Governance (“ESG”) Sustainability Highlights

1. Located at Charles Town, WV.

We seek to create positive environmental and social impacts that bring value to our students, employees, other stakeholders, and society. For example, in 2019, we:

●	formed an Environmental and Social Quality Committee to support our ESG efforts; and

HIGHER EDUCATION THAT MAKES A DIFFERENCE

●	adopted multiple ESG-specific policies, including a Human Rights Policy, a Code of Vendor Conduct Policy, a Workforce and Labor Rights Policy, and an Enterprise Environmental Policy.

More information on our policies and ESG practices can be found on the Making a Difference section of our corporate website, www.apei.com.

Executive Compensation Highlights

Our executive compensation program is designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives. We tie executive compensation to objective performance metrics to reward our executives for the achievement of strategic, operational, and financial success.

Below are the primary components of the fiscal 2019 executive compensation program:

●

Base Salaries – Fixed, regular element of compensation that is reviewed annually and generally set near the 50th percentile of the survey data compiled by the Compensation Committee’s independent consultant. In January 2019, our former CEO’s and each NEO’s base salary was increased by 2% after consideration of several factors, including tenure, survey and peer group data, performance, and the absence of factors that would lead to a more sizable increase.

●

Annual Incentive Cash – Opportunities designed to focus our NEOs on corporate strategic, financial, and operational goals reflecting both personal and corporate performance. The 2019 target annual incentives were set at 90% of base salary or our current and former and President and CEO, and 50% for all other NEOs, each with an opportunity to achieve a stretch incentive for superior performance. After considering the survey data and the individual performance of the executives, the percentage for continuing NEOs was determined to be appropriate and was not increased for 2019.

●

Long-Term Equity Incentives – A significant portion of our NEOs’ total compensation should be in the form of long-term equity incentive awards. In 2019, to further emphasize performance and ensure management’s objectives are aligned with those of our stockholders, equity awards for our continuing NEOs were split 50% as time-based restricted stock units (“RSUs”) and 50% as performance-based deferred stock units (“PSUs”). RSUs and PSUs vest in three equal annual, subject to achievement of adjusted EBITDA and revenue targets in the case of PSUs.

CEO Target Compensation

HIGHER EDUCATION THAT MAKES A DIFFERENCE

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following five proposals:

●

Proposal No. 1: To elect to the Board the seven nominees set forth in this Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

●	Proposal No. 2: To approve an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) to increase the number of shares available for issuance thereunder.

●

Proposal No. 3: To approve an amendment to the American Public Education, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for purchase thereunder and to extend the term of the ESPP.

●	Proposal No. 4: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

●	Proposal No. 5: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR approval of the amendment of the 2017 Plan (Proposal No. 2); FOR approval of the amendment to the ESPP (Proposal No. 3); FOR approval of the compensation of our named executive officers (Proposal No. 4); and FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 5).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held Virtually on May 15, 2020

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 3, 2020 to all of our stockholders as of the close of business on March 19, 2020 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Our Annual Report to Stockholders and this Proxy Statement are available at www.apei.com/resources/proxy-materials.

Attending the Annual Meeting

The Annual Meeting will be a completely virtual meeting to be held over the Internet. We are holding the Annual Meeting as a virtual meeting this year not only because of the uncertain public health impact of the coronavirus pandemic, but also because we believe that it will offer expanded access to stockholders who may otherwise not attend in person. As a technology-enabled organization, a virtual meeting aligns with our commitment to innovation and our role as a provider of online education.

You may attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/APEI2020 and using the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 800-586-1548 (Toll Free) or 303-562-9288 (International Toll). Technical support will be available starting at 7:45 a.m. EDT on May 15, 2020.

If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then beginning April 3, 2020, 2020 and until 11:59 p.m. on May 14, 2020, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question or comment, and click “Submit.” Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/APEI2020, type your question into the “Ask a Question” field, and click “Submit”. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. Consistent with our approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

A webcast of the 2020 Annual Meeting will be archived and accessible through May 14, 2021.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Voting at the Annual Meeting

Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on the Record Date.

If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and AST is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote online at the meeting or by proxy via Internet, mail or telephone. Whether or not you plan to attend the Annual Meeting online, you may vote over the Internet by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by submitting your vote by telephone or by signing and submitting your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) submitting a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting online. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and these proxy materials will be forwarded to you by that organization or person. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in its account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you use your 16-digit control number to enter the meeting. In addition, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted should you later decide not to attend the Annual Meeting.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your unvoted shares may constitute “broker non-votes.” Unvoted shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 111 W. Congress Street, Charles Town, West Virginia 25414, from May 5, 2020 to the date of our Annual Meeting. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact our Corporate Secretary and arrangements will be made for to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/APEI2020.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether online or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 14,844,036 shares of common stock outstanding, held by 462 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on routine matters, such as the ratification of an independent public accounting firm, for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors, approval of amendments to stock plans, and matters related to executive compensation.

Required Votes

Election of Directors. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of the votes cast against that director’s election. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Approval of the amendments to our 2017 Plan and our ESPP, the advisory vote on executive compensation, and the ratification of our independent public accounting firm. Approval of the amendments to the 2017 Plan and our ESPP, the advisory vote on compensation of our named executive officers, and the approval of the proposal to ratify the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 each require the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against each of these proposals.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson a fee of approximately $10,000 plus out-of-pocket expenses. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

CORPORATE GOVERNANCE STANDARDS

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Business Conduct and Ethics (the “Code of Ethics”), a Policy for Related Person Transactions and other policies as part of our corporate governance practices and in accordance with rules of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”).

The Guidelines, Code of Ethics, and Policy for Related Person Transactions are reviewed periodically by our Nominating and Corporate Governance Committee, and changes are recommended to the Board for approval as appropriate. In December 2019, our Board updated our Corporate Governance Guidelines to codify our existing practice of including candidates with a diversity of backgrounds, including women and minorities, in the pool from which the Nominating and Corporate Governance Committee selects director candidates. Additionally, we expressly committed to certain values in relation to our mission, including (i) delivering value to our students and customers, (ii) investing in our employees, (iii) dealing fairly and ethically with our suppliers and partners, (iv) supporting communities in which we work and embracing sustainable practices across our businesses, and (v) generating long-term financial return to our stockholders. In March 2020, our Board added “Harassment and Discrimination” and “Safety” sections to our Code of Ethics to align with already-established policies set forth in our employee and faculty handbooks and to emphasize our commitment to good social governance practices, expressly embedded in the Code of Ethics a requirement already being followed that each individual covered by the Code of Ethics must acknowledge the Code of Ethics, broadened provisions protective of confidential information, and made additional amendments to facilitate compliance with law. The amended Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics.

Corporate Governance Guidelines and Code of Ethics

The Guidelines set forth a framework to assist the Board in the exercise of its responsibilities. The Guidelines cover, among other things, the composition and certain functions of the Board, director independence, stock ownership by our non-employee directors, management succession and review, Board committees, the selection of new directors, and director expectations.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of Company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees. We also have a separate Code of Ethics that is specifically applicable to our Chief Executive Officer, Chief Financial Officer and other Principal Officers (as defined therein).

Any waiver of either Code of Ethics for our directors, executive officers, or Principal Officers may be made only by the Board and will be promptly disclosed as may be required by law, regulation, or rule of the SEC or Nasdaq listing standards. If we further amend either Code of Ethics or waive any provision of either Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, or other Principal Officers, we will post the amendment or waiver on our corporate website, www.apei.com. The information on our corporate website is not incorporated by reference into this Proxy Statement.

The Guidelines and Codes of Ethics are each available in the Governance section of our corporate website.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

As a supplement to and extension of our Codes of Ethics, the Board has adopted a Policy for Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee, another independent committee of the Board or the full Board, must give prior consent before we may enter into a related person transaction with our executive officers, directors, nominees for director and principal stockholders, including their immediate family members and affiliates. Any request for us to enter into a related person transaction with an executive officer, director, nominee for director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. A related person transaction is a transaction in which the Company is or will be a participant and in which a related person has or will have a direct or indirect material interest, other than (i) a transaction involving $120,000 or less when aggregated with all related transactions, (ii) a transaction involving compensation to an executive officer that is approved by the Board or the Management Development & Compensation (“MDC”) Committee, (iii) a transaction involving compensation to a director or director nominee that is approved by the Board, the MDC Committee or the Nominating and Corporate Governance Committee, and (iv) any other transaction that is not required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. All of our directors, executive officers, and employees are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed agreement, our Nominating and Corporate Governance Committee considers the facts and circumstances available and deemed relevant to the Nominating and Corporate Governance Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Nominating and Corporate Governance Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Nominating and Corporate Governance Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.

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Related Person Transactions

There were no related person transactions in 2019.

Stock Ownership Guidelines

To further align the interest of our executive officers and directors with the interests of our stockholders, and after evaluation of best practices and consultation by the MDC Committee with Willis Towers Watson Public Limited Company (“Willis Towers Watson”), its independent consultant, the Board has implemented stock ownership guidelines applicable to our executive officers and directors. Each executive officer is expected to hold shares of common stock with an aggregate value greater than or equal to a multiple of the executive officer’s base salary as set forth below:

●	the Company’s Chief Executive Officer — six times base salary;

●	the Company’s Executive Vice Presidents — two times base salary; and

●	the Company’s Senior Vice Presidents — base salary.

Each of the Company’s non-employee directors is expected to hold shares of common stock with an aggregate value greater than or equal to at least three times the amount of the annual retainer paid to non-employee directors for service on the Board, excluding additional committee retainers, if any.

Under the stock ownership guidelines, common stock held directly, including shares of common stock held in a separate brokerage account or in a 401(k) account, and common stock held indirectly (e.g., by a spouse, minor dependent, or a trust for the benefit of the executive or director, or the executive’s or director’s spouse or minor dependent), count toward satisfaction of the levels set forth in the guidelines. For purposes of the guidelines, the “value” of the common stock is based on the closing price of the common stock on the day on which a determination under the guidelines is being made. The determination of compliance with the guidelines is measured annually on the last business day of each year.

Our executives and non-employee directors are expected to comply with these guidelines within five years of the date the person first became an executive or non-employee director, as applicable. If an executive officer has not achieved the stock ownership level as outlined above by that date, the executive officer will be required to retain 50% of the net shares of common stock acquired pursuant to equity awards made after the adoption of the guidelines until such levels are achieved. “Net shares” are those shares that remain after shares are sold or withheld to pay withholding taxes and/or the exercise price of stock options (if applicable). As of December 31, 2019, all of our executive officers and non-employee directors were in compliance with the stock ownership guidelines to the extent required.

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Restrictions on “Hedging”

We have adopted a policy prohibiting our directors, officers, and employees from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities. We have adopted this policy in order to align the interests and objectives of individuals subject to the policy with those of our stockholders.

Restrictions on “Pledging”

We have adopted a policy prohibiting our directors and officers from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans. This prohibition is to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information regarding the Company.

Stockholder Engagement

We believe that strong corporate governance practices should include regular outreach and conversations with our stockholders. Through our stockholder engagement process, we have received valuable feedback that informs our decisions regarding our strategy, executive compensation practices, and our corporate governance practice and policies, in addition to other important topics, which we believe is a critical component to our success.

Since our 2019 Annual Meeting of Stockholders, we conducted in-person meetings with investors at three investment conferences and on two non-deal roadshows, and hosted analyst tours at HCN campus locations.

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Corporate Governance Best Practices

✓  Highly independent and diverse board

◾   Six of our seven directors nominees are independent

◾   Four of our directors, including our Chief Executive Officer, representing 57% of our Board, are female

◾   All Board committees are 100% independent

◾   Commitment to recruitment and consideration of diverse nominees, including women and minorities

✓ Annual elections of all directors

✓ Independent Chairperson

✓ Restrictions on hedging and pledging

✓ Risk management oversight

◾   Board has principal responsibility for risk management oversight

◾   Board regularly meets with management to receive reports

◾   Nominating and Corporate Governance, Management Development & Compensation, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 13)

✓ Equity ownership guidelines

◾   6x annual base salary for our CEO

◾   2x annual base salary for our executive vice presidents and 1x for all other NEOs

◾   3x annual base retainer for non-employee directors

We continue to demonstrate a strong commitment to corporate governance and our commitment to best practices:

●	Management Development & Compensation Committee Charter. In March 2020, our Board renamed our Compensation Committee the Management Development & Compensation Committee and amended the charter to provide for, among other things, oversight of our chief executive officer and key executive officer succession planning process and our human capital policies, programs, initiatives, and strategies, including with respect to employee engagement, diversity and inclusion, culture, employee retention, training, and talent development.

●	Nominating and Corporate Governance Committee Charter. In December 2019, our Board amended our Nominating and Corporate Governance Committee Charter to provide for the development and periodic review of the skills and attributes of individual Board members and the overall Board for use in identifying, evaluating and selecting candidates for Board membership, as well as to specify criteria to consider in recommending candidates for election to the Board.

●	Code of Ethics. In March 2020, our Board added “Harassment and Discrimination” and “Safety” sections to our Code of Ethics to align with already-established policies set forth in our employee and faculty handbooks and to emphasize our commitment to good social governance practices, expressly embedded in the Code of Ethics a requirement already being followed that each individual covered by the Code of Ethics must acknowledge the Code of Ethics, broadened provisions protective of confidential information, and made additional amendments to facilitate compliance with law.

●	Corporate Governance Guidelines. In December 2019, our Board updated our Corporate Governance Guidelines to codify our existing practice of including candidates with a diversity of backgrounds, including women and minorities, in the pool from which the Nominating and Corporate Governance Committee selects director candidates. Additionally, the amendments included the addition of an express commitment to certain values in relation to our mission, including: (i) delivering value to our students and customers; (ii) investing in our employees; (iii) dealing fairly and ethically with our suppliers and partners; (iv) supporting communities in which we work and embracing sustainable practices across our businesses; and (v) generating long-term financial return to our stockholders.

Our Commitment to Environmental and Social Quality

We believe that our intrinsic value can be measured by the impact of our activities on the communities that we serve – by our ability to make a difference. We seek to create positive environmental and social impacts that bring value to our students, employees, other stakeholders, and society. In 2019, we formed an Environmental and Social Quality Committee to support management’s execution of our environmental and social governance (“ESG”) efforts and development of our ESG strategy, comprised of a chairperson designated by our Chief Executive Officer and members designated by our Chief Executive Officer and executive leadership team. Additionally, we adopted:

●	a Human Rights Policy that outlines our support for human rights and the freedom, security and dignity of all people;

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●	a Code of Vendor Conduct Policy to facilitate vendor awareness of and commitment to standards and practices compatible with our values;

●	a Workforce and Labor Rights Policy to foster a workplace free from discrimination or harassment; and

●	an Enterprise Environmental Policy that outlines our commitment to sustainability.

Our subsidiary American Public University System (“APUS”) is a charter signatory of American College & University Presidents’ Climate Commitment (“ACUPCC”), pursuant to which we committed to work toward carbon neutrality, inventory our emissions, integrate sustainability into our curriculum and make related information publicly available. Our commitment to combatting climate change can be seen at our LEED Platinum-certified finance center in West Virginia, which boasts one of the state’s largest solar arrays, and our estimated greenhouse gas emissions of 0.196 metric tons (“MT”) of CO2 equivalent (“CO2E”) per full-time equivalent enrollment in 2018, which compares to an estimated average of 5.605 MT CO2E among the 438 university signatories to the ACUPCC.

1. Calculated by Sundowner Sustainability Consultants LLC for 2018. Analysis of 2019 is currently underway.
2. Located at Charles Town, WV.

Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including by developing processes to monitor and control risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with our strategy and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks. The Board regularly meets with our management, particularly our Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, and General Counsel, to receive updates on how management is assessing and managing risk in particular functional areas of our business. The Board and its committees also request and receive regular reports from management on particular areas of risk, such as cybersecurity or threats to technology infrastructure.

The Board’s committees assist the Board in carrying out its oversight of risks, and each of the committee charters specifically address issues of risk. At the request of the full Board, from time to time the Nominating and Corporate Governance Committee may discuss or examine in more depth specific risk areas and request presentations and information from management for that purpose. The Nominating and Corporate Governance Committee considers and makes recommendations on how the Board is approaching its role of risk oversight. The Audit Committee reviews and assesses the qualitative aspects of financial reporting and our processes to manage financial and financial reporting risk. The Audit Committee regularly reports its findings to the Board.

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While the Nominating and Corporate Governance Committee and the Audit Committee have primary responsibility for assisting the Board with its risk oversight responsibilities, the MDC Committee also assists the Board with risk oversight. The MDC Committee is responsible for the oversight of our human capital policies, programs, initiatives, and strategies, including with respect to employee engagement, diversity and inclusion, culture, employee retention, training, and talent development. When establishing executive compensation and director compensation and in its role in implementing incentive compensation plans, the MDC Committee considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company. The MDC Committee has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company; this conclusion has been confirmed by the Board.

The following table highlights the roles of the Board and each committee in risk oversight:

The Board

● Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.

● Receives and reviews regular reports provided by management, and monitors risks that have been delegated to its three standing committees.

● Considers risks that relate to the reputation of our Company and the general industry in which we operate.

Nominating and Corporate Governance Committee	Audit Committee	Management Development & Compensation Committee

●    Assists the Board in overseeing management’s development and  application of its approach for the assessment and management of strategic, operational, regulatory, information, external and other significant risks in the business of the Company.

●    Periodically communicates with the other committees of the Board with regard to their current risk oversight activities.

●    Discusses the Company’s major financial and other financial reporting risk exposures.

●    Discusses the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

●    Receives and reviews the annual report from management regarding the manner in which the Company is assessing and managing the Company’s exposure to financial and other financial reporting risks.

●    Considers whether the Company’s compensation policies and practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks.

●    Oversees human capital management efforts and alignment, including any related risks

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COMPOSITION AND MEETINGS OF THE BOARD AND ITS COMMITTEES

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2019:

Director	Age	Director Since	Other Boards	Committee Memberships
				AUD	MDC	NCG
Eric C. Andersen, Independent (1)* Partner, Peak Equity	58	2012	0	X(2)	C
Wallace E. Boston, Jr.** President, American Public University System	65	2004	0
Barbara G. Fast, Independent (3) President and Chief Executive Officer, BGF Enterprises LLC	66	2009	1		X	X
Jean C. Halle, Independent Independent Consultant	61	2006	0	C(2)		X
Barbara L. Kurshan, Independent Senior Fellow and Innovation Advisor, University of Pennsylvania, Graduate School of Education	71	2014	0	X		X
Timothy J. Landon, Independent Partner, Ergo Ventures & Advisers	57	2009	0	X		C
William G. Robinson, Jr., Independent President, Broadgate Human Capital, LLC	55	2016	0		X	X
Angela Selden President and Chief Executive Officer of the Company	54	2019	0
2019 Meetings		Board:	15	5	11	4

AUD	Audit Committee	(1) Vice-Chairperson of the Board
NCG	Nominating and Corporate Governance Committee	(2) Audit Committee Financial Expert
MDC	Management Development & Compensation Committee	(3) Chairperson of the Board
C	Committee Chair
X	Committee Member

*       Mr. Andersen is expected to become Chairperson of the Board following the Annual Meeting.

**      Dr. Boston will retire from the Board upon the expiration of his term at the Annual Meeting.

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Board Independence and Leadership Structure

The Board believes, and our Guidelines require, that a substantial majority of its members should be independent directors. In addition, the respective charters of the Audit, Management Development & Compensation, and Nominating and Corporate Governance Committees currently require that each member of such committees be independent directors. Consistent with Nasdaq’s independence criteria, the Board has affirmatively determined that all of our directors are independent, with the exception of Ms. Selden, who is our President and Chief Executive Officer, and Dr. Boston, who is the President of our subsidiary, APUS. Dr. Boston will retire from the Board upon the conclusion of his term at the Annual Meeting. Nasdaq’s independence criteria includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed any information provided by the directors and management with regard to each director’s business and personal activities that may relate to us and our management.

In accordance with our Guidelines, the independent members of the Board holds at least two “executive session” meetings each year. If the Chairperson of the Board is not an independent director, an independent chairperson will be selected for each executive session. In general, these meetings are intended to be used as a forum to discuss the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession, and such other topics as the independent directors deem necessary or appropriate.

Our Guidelines specify that the Board shall select its Chairperson based on the Board’s determination of what is then in the best interests of the Company. Historically, the Company has split the positions of the Chairperson of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our management structure. Our Chief Executive Officer, among other duties, is responsible for implementing the strategic direction for the Company and for the day-to-day leadership and performance of the Company, while the Chairperson of the Board, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board. Currently, Ms. Selden serves as our Chief Executive Officer and MG (Ret) Fast serves as the Chairperson of the Board. Mr. Andersen is expected to become Chairperson of the Board following the Annual Meeting.

The Board of Directors and its Committees

Information concerning the Board and its three standing committees is set forth below. Each Board committee consists only of directors who are not employees of the Company and who are “independent” as defined in Nasdaq’s rules.

The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The Board held a total of 15 meetings during the fiscal year ended December 31, 2019. During this time, all of our current directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period that such director served). The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend. Our 2019 Annual Meeting of Stockholders was attended by all seven of our directors who were then serving.

The Board has three standing committees: the Audit Committee; the MDC Committee; and the Nominating and Corporate Governance Committee. The charters for the Audit, MDC, and Nominating and Corporate Governance Committees can be accessed electronically on the “Governance — Governance & Ethics Documents” section of our corporate website, www.apei.com.

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The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the Nominating and Corporate Governance Committee to the full Board for its consideration. Each committee also conducts an annual evaluation of its own performance and charter, and makes recommendations as necessary to either management, the Nominating and Corporate Governance Committee, or the full Board, as applicable, as a result of these evaluations.

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage financial reporting risk, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The members of our Audit Committee are Ms. Halle, who serves as chair of the Committee, Mr. Andersen, Dr. Kurshan, and Mr. Landon. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows.

The Board has determined that Ms. Halle and Mr. Andersen are each an “Audit Committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that each member of our Audit Committee is independent under Nasdaq’s listing standards and each member of our Audit Committee is independent pursuant to Rule 10A-3 of the Securities Exchange Act of 1934.

Management Development & Compensation Committee

The MDC Committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations, and administering our equity incentive plans. In addition, the MDC Committee is responsible for succession planning for our Chief Executive Officer and other key executive officers and for overseeing our human capital management efforts, including with respect to recruitment, development and retention. Pursuant to our Bylaws, the MDC Committee may create one or more subcommittees, each subcommittee to consist of one or more members of the MDC Committee, and may delegate any or all of its powers and authority to those subcommittees.

The members of our MDC Committee are MG (Ret) Fast, who serves as chair of the Committee, Mr. Andersen, and Mr. Robinson. Mr. Robinson is expected to become chair of the Committee following the Annual Meeting. The Board has determined that each member of our MDC Committee meets Nasdaq’s independence requirements for approval of the compensation of our Chief Executive Officer and other executive officers.

The MDC Committee has the sole authority to retain and terminate any compensation consultant to assist in evaluating executive officer compensation. In 2019, the MDC Committee retained Willis Towers Watson directly as an outside compensation consultant to assist in evaluating our compensation programs, as it has since 2007. The MDC Committee assessed Willis Towers Watson’s independence, considering all relevant factors, including those set forth in Nasdaq rules. In connection with this assessment, the Committee considered Willis Towers Watson’s work and determined that it raised no conflicts of interest. Willis Towers Watson does no work for the Company other than work that is authorized by the MDC Committee or its chairperson. The MDC Committee used information provided to it by Willis Towers Watson in connection with making 2019 compensation determinations. Willis Towers Watson also advised the MDC Committee on the use of a peer group and applicable survey data for comparative purposes. The consultant’s role in recommending the amount or form of executive compensation paid to the Company’s named executive officers during 2019 is described in the “Compensation Discussion and Analysis — Compensation Program Philosophy and Objectives —Competitive Compensation and Peer Group Review” section below.

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The MDC Committee considers the results of the annual advisory vote on the compensation of our named executive officers. See “Proposal No. 2” below to review this year’s proposal. In 2019, approximately 78% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal.

The MDC Committee works closely with our Chief Executive Officer on compensation decisions and has delegated certain aspects of the annual incentive plans for the other executive officers, including the named executive officers, to our Chief Executive Officer. For a discussion of the role of our Chief Executive Officer, role in determining or recommending the executive compensation paid to the Company’s named executive officers during 2019, see the “Compensation Discussion and Analysis — Role of Executives in Executive Compensation Decisions” section below. None of our other executive officers participates in any deliberations related to the setting of executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. The Committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, recommendations with respect to director resignations tendered in the event a director fails to achieve a majority of votes cast in favor of his or her election, new director orientation, committee structure and membership, and policies and practices regarding communications with stockholders. In addition, the Nominating and Corporate Governance Committee assists the Board in understanding and overseeing management’s processes for the assessment and management of non-financial risks of the Company and the steps that management has taken to monitor and control exposure to such risks. The members of our Nominating and Corporate Governance Committee are Mr. Landon, who serves as chair of the Committee, MG (Ret) Fast, Dr. Kurshan, and Mr. Robinson. The Board has determined that each member of our Nominating and Corporate Governance Committee meets Nasdaq’s independence requirements for directors that make director nominations.

Ad Hoc Committees

From time to time, the Board may create ad hoc committees for specific purposes. In 2018, the Board created a temporary new committee of the Board called the Transaction Review Committee, which continued its work in 2019. The Transaction Review Committee was tasked with providing the Board with additional oversight, on a regular basis, of the Company’s strategic and diversification efforts. MG (Ret) Fast, Mr. Andersen, and Ms. Halle were the only members of the Committee during 2019.

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DIRECTOR NOMINATIONS AND
COMMUNICATION WITH DIRECTORS

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our Bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. For a stockholder’s nomination of a person to stand for election as a director at an annual meeting of stockholders to be considered, our Corporate Secretary must receive such nominations at our principal executive offices not more than 120 days, and not less than 90 days, before the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary, the nomination must be received no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the notice or public disclosure of the meeting. Each submission must include the following information:

●	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

●	a representation that the stockholder is a holder of record of Company capital stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;

●	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

●	such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the Board;

●	if applicable, the consent of each nominee to serve as a director if elected;

●	a statement whether each nominee, if elected, intends to tender an irrevocable resignation in the form required by the incumbent directors under the Bylaws; and

●	such other information that the Board may request in its discretion.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, provided, however, that if, as of the tenth day preceding the date we first mail notice of the meeting for such meeting to our stockholders, the number of nominees exceeds the number of directors to be elected, which we refer to as a “Contested Election,” the directors shall be elected by the vote of a plurality of the votes cast. Our Bylaws require that the Board or a committee of the Board shall not nominate any incumbent director who, as a condition to such nomination, does not submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairperson of the Board. If an incumbent nominee is not elected in an uncontested election, the Nominating and Corporate Governance Committee will promptly consider such director’s conditional resignation and make a recommendation to the Board regarding the resignation. Each incumbent director nominated for election to the Board at the Annual Meeting as described under “Proposal No. 1” below has submitted the conditional letter of resignation as required by our Bylaws.

In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to our Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant.

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 Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement in the section titled “General Matters — Stockholder Proposals and Nominations” below.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board may do so by writing to the Board, the Chairperson of the Board, or the non-employee members of the Board as a group, at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and in most cases will be promptly forwarded to the addressee. The Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from the communications so forwarded under the policy. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded and, on a quarterly basis, will deliver the list to the Chairperson of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board is currently comprised of eight members, all of which are standing for election at the Annual Meeting other than Dr. Wallace E. Boston, Jr. Dr. Boston is retiring from the Board upon conclusion of his term ending at the Annual Meeting, at which time, the size of the Board will be decreased from eight to seven members. We thank Dr. Boston for his leadership and contributions to APEI and online higher education.

Our nominees for the election of directors at the Annual Meeting include six independent non-employee directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 15, 2020: Eric C. Andersen; MG (Ret) Barbara G. Fast; Jean C. Halle; Dr. Barbara L. Kurshan; Timothy J. Landon; William G. Robinson, Jr.; and Angela Selden. All of the nominees are currently serving on the Board. If elected, Mr. Andersen is expected to become Chairperson of the Board following the Annual Meeting.

Proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

The Board provides strategic direction to the Company and oversees the performance of the Company’s business and management. The Nominating and Corporate Governance Committee periodically identifies and reviews with the Board desired skills and attributes of both individual Board members and the Board overall within the context of current and future needs. Among the Committee’s responsibilities is the development of general criteria, subject to approval by the full Board, for use in identifying, evaluating, and selecting qualified candidates for election or re-election to the Board. The Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. In determining whether to recommend candidates to serve on the Board, the Committee considers (i) whether candidates meet regulatory and independence requirements, (ii) the Board’s overall composition in light of current and future needs, (iii) the past performance of incumbent directors, and (iv) whether candidates have the qualities of integrity, judgment, acumen, and the time and ability to make a constructive contribution to the Board. In reviewing the composition of the Board, the Committee considers professional skills and background, experience in relevant industries, diversity, age, tenure, and geographic background. The Committee maintains a commitment to include candidates with a diversity of backgrounds, including women and minorities, and considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full Board.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

The Board has determined that all of our director nominees are qualified to serve as directors of the Company. Set forth below are some of the experiences, qualifications, attributes, and skills possessed by these nominees.

QUALIFICATIONS AND EXPERIENCE	Andersen	Fast	Halle	Kurshan	Landon	Robinson	Selden
Business Strategy Experience	●	●	●	●	●	●	●
Finance, Investment and Accounting Experience	●		●				●
Corporate Governance Experience	●	●	●
Operational Experience	●	●	●	●	●	●	●
Education / Academia Experience			●	●
Risk Management Experience	●	●
Sales and Marketing Background	●		●		●		●
Talent Management Expertise					●	●	●
Government / Military Service		●
Technology / Cybersecurity Expertise	●	●	●	●	●	●	●

Information for each nominee for director, including names, ages as of April 3, 2020, terms of office, principal occupations, and business experience is set forth below. In addition, for each nominee, we have included additional information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

ERIC C. ANDERSEN
Director Since June 2012 ● Audit Committee ● Management Development & Compensation Committee Age 58 Independent: Yes
Biography

Mr. Andersen has served on the Board since June 2012, including as Vice-Chairperson of the Board since May 2019, and if elected is expected to become Chairperson of the Board following the Annual Meeting. Mr. Andersen is a partner with Peak Equity, a lower middle market private equity firm that specializes in making investments in enterprise software companies. Prior to joining Peak, Mr. Andersen was a partner at Milestone Partners, a private equity firm, from 2011 to 2015. From 2006 to 2011 Mr. Andersen served as a Managing Director of private equity firm Silver Lake Partners, before which he worked in the consulting industry with IBM Business Consulting Services (BCS), serving as Managing Partner, Asia Pacific responsible for IBM’s business solutions and business process outsourcing business across Asia Pacific, and Managing Partner, Distribution Sector responsible for IBM’s consulting business in the pharmaceutical, retail, consumer goods and travel/transportation industries. Before working with IBM, Mr. Andersen was a senior partner at PwC Consulting, where he served in a variety of positions. Mr. Anderson currently serves on the boards of directors of several private companies.

Skills and Qualifications

● Experience as a principal in several private equity firms
● Expertise in outsourcing, information technology and software, and international operations

. WALLACE E. BOSTON, JR.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

MAJOR GENERAL (RETIRED) BARBARA G. FAST

Director Since May 2009 ● Chairperson of the Board ● Management Development & Compensation Committee (Chair) ● Nominating and Corporate Governance Committee Age 66 Independent: Yes
Biography

MG (Ret) Fast has served on the Board since May 2009, was appointed Vice-Chairperson of the Board in August 2014, and was appointed Chairperson in June 2015. MG (Ret) Fast also serves as Chairperson of the board of directors of Hondros College of Nursing. She is the President and CEO of BGF Enterprises LLC, a management and technology consulting firm. She served as Senior Vice President, Strategic Engagements, CGI Federal, an information technology consulting and services company, from June 2014 to September 2016. Prior to that she served as Senior Vice President, Army Defense and Intelligence Programs, CGI Federal, beginning in November 2012. Prior to that she served as Vice President of Operations and Intelligence, CGI Federal, from June 2011. Previously she was the Vice President of Cyber and Information Solutions at The Boeing Company, which she joined in August 2008. MG (Ret) Fast retired from the Army in July 2008 after a 32-year career. Her most recent posts included: Deputy Director, Army Capabilities and Requirements Center, Training and Doctrine Command, from July 2007 until June 2008; Deputy and, later, Commanding General for the United States Army Intelligence Center and Fort Huachuca, Arizona, from August 2004 until June 2007; and Director of Intelligence, Multinational Forces — Iraq (Baghdad, Iraq) from July 2003 until July 2004. Since October 2018, MG (Ret) Fast has served as a director of Beacon Roofing Supply, Inc. (Nasdaq: BECN), a distributor of roofing and building materials.

Skills and Qualifications

● Extensive experience and achievements in the U.S. Military, national and defense intelligence, and cybersecurity
● 32 years of military service until her retirement as a Major General
● Service as Commanding General of Fort Huachuca
● Profit and loss responsibility for sizable business units of other public companies
● Other public company board experience

HIGHER EDUCATION THAT MAKES A DIFFERENCE

JEAN C. HALLE
Director Since March 2006 ● Audit Committee (Chair) Age 61 Independent: Yes
Biography

Ms. Halle has served on the Board since March 2006. Since 2010, Ms. Halle has worked as an independent consultant and since May 2018, Ms. Halle has served as a Vice President of the Maryland State Board of Education. From September 2013 until May 2014 she served as the Acting Chief Operating Officer for Curiosityville, a digital early learning company. From 2002 to 2010, Ms. Halle was the Chief Executive Officer of Calvert Education Services, a provider of accredited distance education programs and educational support services. From 1999 to 2001, Ms. Halle was the Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, a digital media subsidiary of the former Times Mirror Company. From 1986 to 1999, Ms. Halle held a number of positions with The Baltimore Sun Company, including Vice President of New Business Development, Chief Financial Officer and Vice President of Finance, President of Homestead Publishing, a subsidiary of The Baltimore Sun Company, and Director of Strategic Planning. From 1983 to 1986, Ms. Halle was the Chief Financial Officer and Vice President of Finance for Abell Communications, and Assistant Treasurer of A.S. Abell Company, the former parent company of The Baltimore Sun Company. From 1979 to 1983, Ms. Halle was a Senior Management Consultant with Deloitte, Haskins and Sells, now Deloitte, an international accounting and professional services firm. Ms. Halle previously served on the advisory board of Stevenson University and the board of the Loyola University School of Education. Ms. Halle currently serves on the Board of Trustees of Catholic Distance University and the advisory board of a private company.

Skills and Qualifications

● Experience in online education as Chief Executive Officer of Calvert Education Services
● Experience in media as Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive
● Experience in financial consulting as a Senior Management Consultant at an international accounting and professional services firm
● Ms. Halle was a 2011 National Association of Corporate Directors Board Leadership Fellow, having completed a comprehensive program of study for experienced corporate directors spanning leading practices for boards and committees

HIGHER EDUCATION THAT MAKES A DIFFERENCE

DR. BARBARA “BOBBI” L. KURSHAN
Director Since August 2014 ● Audit Committee Age 71 Independent: Yes
Biography

Dr. Kurshan has served on the Board since August 2014. Dr. Kurshan is the Innovation Advisor (previously Executive Director of Academic Innovation) and a Senior Fellow in Education at the Graduate School of Education at the University of Pennsylvania, a position she has held since 2012. Dr. Kurshan also provides consulting services through Educorp Consultants Corporation, a company she has owned and operated since 1989. Dr. Kurshan received her MS in Computer Science and her Ed.D. in Curriculum and Instruction with concentration in Educational Technology from Virginia Tech University and has had a nearly thirty-year career as both an academic and award-winning entrepreneur. She currently serves on the boards of directors of two private organizations.

Skills and Qualifications

● Extensive background and leadership experience for nearly thirty years in the field of higher education
● Entrepreneurial experience building companies

TIMOTHY J. LANDON
Director Since January 2009 ● Audit Committee Age 57 Independent: Yes
Biography

 Mr. Landon has served on the Board since January 2009. Since August 2017, Mr. Landon has served as a partner of Ergo Ventures & Advisers, a venture investing and consulting firm. From September 2013 to August 2017, Mr. Landon served as the Chief Executive Officer of Aggrego, LLC, a venture capital-backed startup focused on building content and ad networks for mobile distribution in the United States, Western Europe, the Caribbean, Central America, and Asia Pacific. From June 2012 until September of 2013, Mr. Landon served as President of Wrapports Ventures, the venture capital and incubator division of Wrapports, LLC, which disrupts and transforms local media using technology. From 2008 to 2012, Mr. Landon served as Chief Executive Officer of Landon Company, where he focused on early stage angel investing and consulting for private equity, venture capital and large traditional and online media companies. Mr. Landon worked at Tribune Company for more than 20 years, and served in a variety of positions within the Tribune organization, including as President of Tribune Interactive, Inc. from March 2004 until February 2008, where he was responsible for overall interactive and classified advertising strategy, technology and operations for the Tribune Company, and had leadership roles in starting CareerBuilder.com, Classified Ventures (the holding company of Apartments.com and Cars.com), and other online businesses.

Skills and Qualifications

● Extensive experience in starting, building and managing internet-focused media businesses over the last eighteen years

HIGHER EDUCATION THAT MAKES A DIFFERENCE

● Significant knowledge of online marketing and online business models, including knowledge based on his position as President of Tribune Interactive and his experience at CareerBuilder.com, which has direct relevance and applicability to our business

WILLIAM G. ROBINSON, JR.
Director Since June 2016 ● Management Development & Compensation Committee ● Nominating and Corporate Governance Committee Age 55 Independent: Yes
Biography

Mr. Robinson has served on the Board since June 2016. Since October 2018, Mr. Robinson has served as president of Broadgate Human Capital, LLC, a human resources consulting firm. From December 2013 through September 2017, Mr. Robinson served as executive vice president and chief human resources officer of Sabre Corporation, a travel technology company, where he was responsible for leading Sabre’s global human resources organization, including talent management, organizational leadership, and culture. Prior to joining Sabre in December 2013, Mr. Robinson served as the senior vice president and chief human resources officer at Coventry Health Care, a diversified managed health care company that then had 14,000 employees, from 2012 to 2013. From 2010 to 2011, Mr. Robinson served as senior vice president for human resources at Outcomes Health Information Solutions, a healthcare analytics and information company specializing in the optimization and acquisition of medical records. Prior to that, from 1990 to 2010, he worked for General Electric, where he held several human resources leadership roles in diverse industries including information technology, healthcare, energy, and industrial, including as the human resources leader within the GE Enterprise Solutions division, where he led a global team in an organization of 20,000 employees in 200 locations worldwide.

Skills and Qualifications

● Significant experience and leadership in human capital management
● Experience as an executive officer of other public companies

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Angela Selden
Director Since September 2019 ● President and Chief Executive Officer Age 54 Independent: No

Biography

Ms. Selden joined us in September 2019 as President and Chief Executive Officer and a member of the Board. Ms. Selden previously served as Chief Executive Officer of DIGARC, LLC, an education technology provider to higher education institutions, since October 2016. From July 2015 until April 2016, Ms. Selden was Interim Chief Executive Officer of Skybridge Americas, a global contact center and provider of fulfillment solutions, and served as a member of its board of directors from July 2015 through December 2018. Prior to Skybridge Americas, Ms. Selden served as Chief Executive Officer of Workforce Insight, LLC, a global provider of strategic workforce management, from April 2014 to April 2015, after Workforce Insight’s acquisition by venture capital, growth equity and private equity firm Baird Capital Partners, where Ms. Selden served as Executive in Residence from April 2013 to April 2014 and led the acquisition of Workforce Insight. Prior to her role at Baird, Ms. Selden served as Chief Executive Officer and Executive Co-Chairman of Arise Virtual Solutions, Inc., a virtual workforce solutions outsourcer. Earlier in her career, Ms. Selden spent 18 years at Accenture, including serving as the Managing Partner, leading Accenture’s North American Consumer and Industrial Products group to significant growth.

Ms. Selden co-founded and has served as Chairman of DinerIQ, a provider of a mobile marketing technology platform for the hospitality industry, since August 2015, and has served on the board of directors of Talent Wave, a provider of independent contractor compliance and workforce solutions, since July 2015, and on the University of St. Thomas, Opus College of Business’ Strategic Board of Governors since April 2012. From July 2013 to March 2015, Ms. Selden served as Executive Chairman and Director of Call Assistant/Strategic Fundraising, Inc., a global call center platform and services business.

Skills and Qualifications

● Close to 20 years’ of leadership and management experience, within the education and technology-enabled solutions industries and within private-equity and publicly-traded environments

●  Experience delivering workforce solutions to enterprise customers and executing large-scale business transformation programs

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE SEVEN NOMINATED DIRECTORS.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

2019 DIRECTOR COMPENSATION

Our non-employee director compensation policy was established and is periodically revised following consultation with Willis Towers Watson. In December 2016, Willis Towers Watson presented to the MDC Committee information on non-employee director compensation, providing comparative information on the same peer group that the MDC Committee uses for executive compensation, as well as general industry levels. Following consultation with Willis Towers Watson, the MDC Committee recommended, and the Board approved, increases in director compensation, effective as of January 1, 2017. The Board determined that these increases were appropriate because the annual compensation for the Company’s non-employee directors was previously near the bottom of our peer group and below the median of the general industry survey prepared by Willis Towers Watson. The Board also considered that there had not been any increases to director compensation for three years. After consultation with Willis Towers Watson that confirmed that director compensation was well within the median range for an organization of our size and scope that there had been no changes in the market that would suggest the Committee consider changing director compensation, no changes were made to director compensation for 2019, except to set the compensation for the position of Vice-Chairperson of the Board of Directors.

Pursuant to the non-employee director compensation policy, for 2019, directors received an annual retainer of $60,000. The chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees received additional annual retainers of $15,000, $10,000 and $8,000, respectively. The non-employee Chairperson of the Board received an additional annual retainer of $50,000 and the non-employee Vice-Chairperson of the Board received an additional annual retainer of $15,000. The Chairperson is not entitled to receive any additional annual retainers for also serving as chair of any of the Board’s standing committees.

The annual retainers are payable in quarterly installments, and each director may, before the beginning of the applicable year, elect to receive his or her annual retainer in common stock having the same value as the portion of the annual retainer to be paid, calculated as of the close of business on the first business day of the year. In connection with our annual meeting of stockholders, our non-employee director compensation policy for 2019 also provided for an annual grant to each director of restricted stock having a value of $75,000 on the grant date. The restricted stock grant vests on the earlier of the one-year anniversary of the date of grant or immediately prior to the next year’s annual meeting of stockholders.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under the directors’ and officers’ indemnity insurance policies.

Some directors may also be asked to serve as a representative of the Board on the board of one of our wholly owned subsidiaries or in entities in which we have invested. A non-employee director who serves on the board of one of our wholly owned subsidiaries as a representative of the Board receives a payment of $2,500 ($3,000 for a director serving as chair) per in-person meeting, or $750 ($1,000 for a director serving as chair) for telephonic meetings, but with no more than one payment per day.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

The following table sets forth information regarding compensation earned by our non-employee directors during 2019:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Eric C. Andersen	$75,000	$74,978	$149,978
Barbara G. Fast	$126,000	$74,978	$200,978
Jean C. Halle	$75,000	$74,978	$149,978
Barbara L. Kurshan	$60,000	$74,978	$134,978
Timothy J. Landon	$68,000	$74,978	$142,978
William G. Robinson	$80,000	$74,978	$154,978

(1)  See the Summary Compensation Table in the “Compensation Tables and Disclosures” section of this Proxy Statement for disclosure related to each of Ms. Selden and Dr. Boston, each of whom is one of our named executive officers.

(2)  For MG (Ret) Fast, amount includes $16,000 received as compensation for her service at the request of the APEI Board of Directors as Chairperson of the Board of APEI’s subsidiary National Education Seminars, Inc., which operates as HCN. This $16,000 was paid by National Education Seminars, Inc. Mr. Landon elected to receive 50% and Ms. Halle elected to receive 10% of their respective 2019 annual retainers in fully vested shares of common stock, and received a total of 1,233 and 272 shares, respectively.

(3)  The aggregate grant date fair value of the restricted stock awards in 2019 was $30.38, as computed in accordance with FASB ASC Topic 718. MG (Ret) Fast elected to defer receipt of the vested shares until the earlier of the date of separation from service and June 1, 2022.

As of December 31, 2019, there were no exercisable or unexercisable option awards held by our current non-employee directors. The aggregate number of unvested stock awards outstanding held as of that date by our current non-employee directors were as follows:

Name	Stock Awards
Eric C. Andersen	2,468
Barbara G. Fast	2,468
Jean C. Halle	2,468
Barbara L. Kurshan	2,468
Timothy J. Landon	2,468
William G. Robinson	2,468

Following consultation with Willis Towers Watson, including consideration of market trends, the Board approved increases in director compensation for 2020. Specifically, the Board increased the annual retainer to $70,000 and the value of the annual restricted stock grant to $80,000.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

PROPOSAL NO. 2
AMENDMENT TO AMERICAN PUBLIC EDUCATION, INC. 2017 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to consider and to approve adoption of amendment number one (the “Plan Amendment”) to the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) to increase the number of shares authorized for issuance under the 2017 Plan by 1,425,000 shares and to extend the term to May 15, 2030, as well as to clarify limitations on repricing.

On March 30, 2020, upon the recommendation of our Management Development & Compensation (“MDC”) Committee, our Board unanimously approved the Plan Amendment subject to the approval of the Plan Amendment by our stockholders at this Annual Meeting.

The 2017 Plan was originally approved by stockholders and became effective on May 12, 2017 (the “Original Effective Date”). The Board recommends that stockholders approve the Plan Amendment because the 2017 Plan (as amended, the “Amended Plan”) is important to our continued growth and success and is required for us to be able to continue to make equity awards to key persons in a size that the Board believes necessary to accomplish our goals. If stockholders do not approve the Plan Amendment, the shares available for future awards under the 2017 Plan will soon be exhausted, and we will be unable to issue equity awards and would be reliant on cash awards. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders including the following:

●

Inability to Attract and Retain Executive Leaders. Equity awards are an essential element of a competitive pay package, and without the ability to grant equity incentives, it would be difficult to attract and retain an appropriate executive team.

●

Inhibited Pay for Performance and Alignment with Stockholders. A key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards in order to strengthen the alignment of our employee and stockholder interests, and if we do not have the ability to make equity grants, our employees would have less of an incentive to drive long-term value creation.

●

Increased Cash Compensation. We would be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

The purpose of the Amended Plan is to (i) provide incentives to eligible persons to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the long-term growth and profitability of the Company and that will benefit our stockholders and other important stakeholders, and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Amended Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

Notable Features of the Amended Plan

As described in more detail below, notable features of the Amended Plan include:

●	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;

●	granting of options or SARs with a ten-year maximum term;

HIGHER EDUCATION THAT MAKES A DIFFERENCE

●	no repricing of options or SARs without prior stockholder approval;

●	no vesting in dividends or dividend equivalent rights paid on unvested awards of any type unless the underlying awards vest;

●	no liberal share recycling;

●	no reload or “evergreen” share replenishment features; and

●	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year.

Summary of the Material Terms of the Amended Plan

A summary of the material terms of the Amended Plan is set forth below. This summary is qualified in its entirety by reference to the 2017 Plan and the Plan Amendment. The 2017 Plan is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 15, 2017 and the Plan Amendment is attached as Annex A to this Proxy Statement. Both the 2017 Plan and the Plan Amendment are incorporated by reference into this proposal. We encourage stockholders to read and refer to the 2017 Plan and the Plan Amendment for a more complete description of the Amended Plan.

Effective Date; Term. If the Plan Amendment is approved by our stockholders at the annual meeting, the Amended Plan will become effective as of the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the Amended Plan or extended with stockholder approval, the Amended Plan will terminate on May 15, 2030.

Administration of the Amended Plan. The Amended Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and, for so long as our common stock is listed on Nasdaq, an “independent director” under the Nasdaq listing rules. The Committee initially will be the MDC Committee and may be a subcommittee of the MDC Committee that satisfies the foregoing requirements.

The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not meet the independence requirements above for certain limited purposes permitted by the Amended Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the President and Chief Executive Officer of the Company and/or any other officers of the Company for certain limited purposes permitted by the Amended Plan. The Board will retain the authority under the Amended Plan to exercise any or all of the powers and authorities related to the administration and implementation of the Amended Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Except where the authority to act on such matters is specifically reserved to the Board under the Amended Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the Amended Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the Amended Plan, any award, and any award agreement, including the authority to:

●	designate grantees of awards;

●	determine the type or types of awards to be made to a grantee;

●	determine the number of shares of our common stock subject to an award or to which an award relates;

●	establish the terms and conditions of each award;

HIGHER EDUCATION THAT MAKES A DIFFERENCE

●	prescribe the form of each award agreement;

●

subject to limitations in the Amended Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and

●	make substitute awards.

Types of Awards. The Amended Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

Eligibility. All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the Amended Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the Amended Plan, other than incentive stock options. As of March 19, 2020, there were six non-employee directors and 2,843 employees of the Company and our subsidiaries who would be eligible to participate in the Amended Plan.

Shares Reserved for Issuance. The maximum number of shares of common stock that may be issued under the Amended Plan (the “share limit”) following the Effective Date will be equal to the sum of (i) the 1,425,000 shares of our common stock that are the subject of the Plan Amendment, plus the number of shares that were eligible to be issued under the 2017 Plan as of the Original Effective Date, which included 1,675,000 shares of our common stock (or a total of 3,100,000 shares), plus (ii) the number of shares of our common stock available for future awards under the 2011 Plan as of the Original Effective Date (less the actual number of shares of our common stock issued, if any, in excess of the target number of shares of common stock upon settlement of the outstanding performance-based deferred stock units under the 2011 Plan), which was 246,577 shares of our common stock, plus (iii) the number of shares of our common stock related to awards outstanding under the 2011 Plan and any other Prior Plans (as defined in the 2017 Plan) as of the Original Effective Date that thereafter terminated or terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the Amended Plan. The shares of our common stock that be issued under the Amended Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.

Share Usage. Shares of our common stock that are subject to awards of options or SARs will be counted against the share limit as one share for every one share subject to the award. Any shares of our common stock that are subject to awards other than options or SARs will be counted against the share limit as 1.69 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the Amended Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise, and at least the target number of shares issuable under a performance-based award will be counted against the share limit as of the grant date but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the Amended Plan, in the same amount as such shares were counted against the Amended Plan’s share limit or, if applicable, the share limits set forth in the applicable Prior Plan. The share limit, however, will not be increased by the number of shares of our common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Limits on Awards. The maximum number of shares of our common stock subject to options or SARs that may be granted under the Amended Plan to any person (other than a non-employee director) in a calendar year is 275,000 shares. The maximum number of shares subject to awards other than options or SARs that are stock-denominated and are either stock- or cash-settled that may be granted under the Amended Plan to any person (other than a non-employee director) in a calendar year is 275,000 shares. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less in a calendar year to any person is $2 million, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $3 million.

Non-Employee Director Compensation Limits. The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of our common stock that may be granted under the Amended Plan) that may be paid to or granted in a calendar year to a non-employee director of the Company is $500,000. The foregoing limitation, however, will not apply to the extent that a non-employee director has been or becomes an employee of the Company during the calendar year.

Adjustments. The number and kinds of shares of common stock for which awards may be made under the Amended Plan, including the share limit and the individual share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination. For so long as our common stock remains listed on Nasdaq (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of our common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On March 19, 2020, the closing price of our common stock as reported on Nasdaq was $24.20 per share.

Options. The Amended Plan authorizes our Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any 10 percent stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.

The term of an option cannot exceed ten years from the grant date. If we were to grant incentive stock options to any 10 percent stockholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified options, not for value, to family members pursuant to the terms and conditions of the Amended Plan.

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If on the day preceding the date on which an option would otherwise terminate, the aggregate fair market value of the shares of our common stock underlying the option is greater than the aggregate exercise price of such option, the Company will, prior to the termination of such option and without any action being taken on the part of the grantee, consider such option to have been exercised by the grantee. In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.

Stock Appreciation Rights. The Amended Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by our Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the Amended Plan.

If on the day preceding the date on which a grantee’s SARs would otherwise terminate, the aggregate fair market value of shares of our common stock underlying the SARs is greater than the aggregate exercise price of such SARs, the Company will, prior to the termination of such SARs and without any action being taken on the part of the grantee, consider the SARs to have been exercised by the grantee. In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.

Restricted Stock and Restricted Stock Units. The Amended Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the Amended Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.

A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the Amended Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock or in dividend equivalent rights paid on unvested RSUs if and until the underlying awards vest.

Unrestricted Stock. The Amended Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

Dividend Equivalent Rights. The Amended Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the Amended Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award may not vest or become payable until the underlying award vests.

Performance-Based Awards. The Amended Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee, pursuant to which awards will vest based on the attainment of performance goals established by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to a performance-based award that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.

The 2017 Plan was designed to permit the Committee to grant awards that would qualify as performance-based compensation for purposes of Section 162(m) of the Code, though it was not required under the 2017 Plan that awards qualify for this exception. Section 162(m) of the Code limits publicly-held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees, as determined in accordance with Section 162(m) of the Code. Historically, so-called, “performance-based compensation” was excluded from the $1 million limitation. As described in more detail below under “Deductibility of Executive Compensation”, new grants made under the Amended Plan will be subject to the $1 million deductibility limit of Section 162(m) of the Code.

Other Equity-Based Awards. The Amended Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment. The exercise price for any option or the purchase price (if any) for restricted stock or RSUs is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to the Company or our affiliates.

Corporate Transaction. If the Company experiences a “corporate transaction” in which awards will not be assumed or continued by the surviving entity: (i) immediately before the corporate transaction, except for performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the corporate transaction and terminate if unexercised upon the consummation of the corporate transaction, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance-based awards will vest (i) if less than half the performance period has lapsed, at target level and (ii) if more than half the performance period has lapsed, based on actual performance if determinable or, if not determinable, at target level, and in each case then will be treated in accordance with the foregoing sentence. Other equity-based awards will be governed by the terms of the applicable award agreement.

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If the Company experiences a “corporate transaction” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price, and (ii) if the grantee’s service is terminated without “cause” (as defined in the Amended Plan) within one year following the consummation of such corporate transaction, the grantee’s award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

In summary, a “corporate transaction” occurs under the Amended Plan if:

●	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

●	a sale of substantially all of the assets of the Company to another person;

●

any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of capital stock of the Company.

Amendment, Suspension, and Termination. Our Board may amend, suspend, or terminate the Amended Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the Amended Plan to the extent determined by the Board or if such approval is required under applicable law (including Nasdaq rules). Our stockholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules.

No Repricing. Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange or substitution for cash, awards, or other securities, in each case, unless such action (a) is subject to and approved by our stockholders or (b) would not be deemed to be a repricing under the rules of Nasdaq or any established stock exchange or securities market on which our common stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the Amended Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee on an award under the Amended Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

HIGHER EDUCATION THAT MAKES A DIFFERENCE

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to with the limitations imposed by Section 162(m) of the Code and to our compliance with certain reporting requirements.

Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights. The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

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Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

Restricted Stock Units. The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

Unrestricted Stock. The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights. The grant of dividend equivalent rights will not be a taxable event for the grantee or the Company. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

Cash Awards. The grant of a cash award will not be a taxable event for the grantee or the Company. A grantee who receives a cash payment in respect of a cash award will recognize ordinary income on the date of payment in the amount paid to the grantee pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.

Section 280G of the Code. To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Amended Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the Amended Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

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Deductibility of Executive Compensation. Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to so-called “covered employees,” which includes the chief executive officer, chief financial officer, and certain other highly-compensated executive officers, and individuals who formerly held these positions.

In approving the amount and form of compensation for our named executive officers, the MDC Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Code. The MDC Committee has in the past approved, and expects that in the future it will approve, compensation for our named executive officers that is not deductible for federal income tax purposes when it believes that such compensation is in the best interests of the Company and our stockholders.

Awards Outstanding and Available

The table below includes information as of March 19, 2020 with respect to equity compensation awards outstanding and shares remaining available for grant under the 2017 Plan:

RSUs outstanding	459,077
Performance-based stock units (“PSUs”) outstanding (1)	110,450
Stock options outstanding	43,134
Shares remaining available for grant under 2017 Plan	454,457
Weighted average exercise price of outstanding options	$23.77
Weighted average remaining term of outstanding options	9.55 years

(1) Assumes awards will be earned at target. Up to 93,214 shares could be issued if earned at the maximum performance level.

New Awards

The awards, if any, that will be made to eligible grantees under the Amended Plan are subject to the discretion of the MDC Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the Amended Plan. For more information on the awards granted under the 2017 Plan to our named executive officers in 2019, see the section above entitled “2019 Outstanding Equity Awards at Fiscal Year-End.” For more information on the awards granted under the 2017 Plan to our directors in 2019, see the section above entitled “Director Compensation.”

Registration with the SEC

If the Plan Amendment is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the Amended Plan with the SEC pursuant to the Securities Act.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 2017 PLAN.

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PROPOSAL NO. 3
AMENDMENT TO AMERICAN PUBLIC EDUCATION, INC.
Employee Stock Purchase Plan

Overview

We are asking our stockholders to approve an amendment (the “ESPP Amendment”) to our Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock available for issuance under the plan by 100,000 shares and extend the term of the ESPP to May 15, 2030.

The Company adopted the ESPP in November 2007 and implemented the plan effective July 1, 2008. Effective June 13, 2014, the plan was amended to increase the aggregate number of shares that may be made available for purchase thereunder to 200,000, extend the term of the ESPP to March 7, 2024, and make other administrative changes (the “Prior Amendment”).

The purpose of the ESPP is to enable eligible employees to purchase shares of our common stock through payroll deductions in order to provide them with the opportunity to increase their interest in our growth and success and encourage employees to remain employed by us. Eligible employees may purchase shares of the Company’s common stock, subject to certain limitations, at a reduced price based on fair market value.

The ESPP is an important component of the benefits package that we offer to our employees. We believe that it plays an important role in aligning the interests of employees and stockholders in the long-term success of the Company. The Board believes it is in the best interest of the Company and our stockholders that the ESPP Amendment be approved so that that the ESPP will continue to have a positive impact on employee recruitment, retention, and motivation and so we may continue to promote employee participation in the ESPP.

Currently, the aggregate number of shares of common stock that may be made available for purchase by participating employees under the ESPP is 200,000. If the ESPP Amendment is approved, the aggregate number of shares of common stock that may be made available for purchase will be immediately increased to 300,000 following the Annual Meeting. The ESPP Amendment would also extend the ESPP’s termination date from March 7, 2024 to May 15, 2030.

The ESPP Amendment was approved by the Board on March 30, 2020, but will not be effective unless and until it is approved by the Company’s stockholders. Stockholders should refer to Annex B of this proxy statement for the full text of the ESPP Amendment. The following summary of the principal features of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which was included as Exhibit 10.10 to our Registration Statement on Form S-1/A filed with the SEC on October 26, 2007, as amended by the Prior Amendment, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on June 17, 2014, each of which is incorporated herein by reference. We encourage stockholders to read and refer to the ESPP, the Prior Amendment, and the ESPP Amendment for a more complete description.

Summary of the Employee Stock Purchase Plan

Administration

The Board has the power and authority to administer the ESPP. In accordance with the terms of the plan, the Board has delegated this power and authority to the MDC Committee.

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Shares Reserved

The shares of common stock issuable under the ESPP may be authorized but unissued shares, treasury shares, or shares purchased on the open market. In the event there is any increase or decrease in our common stock without receipt of consideration by us (for instance, by a recapitalization or stock split), there will be a proportionate adjustment to the number and kinds of shares that may be purchased under the plan.

There were initially 100,000 shares of common stock available for purchase under the ESPP. On June 13, 2014, the Company’s stockholders approved a 100,000 share increase in the number of shares of common stock available for issuance under the ESPP. As of March 19, 2020, 12,747 shares remained available for purchase under the plan. Assuming the ESPP Amendment is approved by the stockholders at the Annual Meeting, 100,000 additional shares would be added and, based on the shares that remained available as of March 19, 2020, there would be 112,747 shares (approximately 0.7% of the Company’s outstanding shares as of the Record Date) available for purchase under the ESPP immediately following the Annual Meeting.

Eligibility

All of our employees and the employees of our participating subsidiaries may participate in the ESPP except the following, who are ineligible to participate: (i) an employee who has been employed for less than one month as of the beginning of the offering period; (ii) an employee whose customary employment is for less than five months in any calendar year; (iii) an employee whose customary employment is 20 hours or less per week; and (iv) an employee who, after exercising his or her rights to purchase stock under the ESPP, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of our stock. An employee must be employed on the last day of the offering period in order to acquire stock under the ESPP unless the employee has died or become disabled, been laid off or is on an approved leave of absence. As of March 19, 2020, there were approximately 2,843 employees eligible to participate in the ESPP.

Participation

To participate in the ESPP, an eligible employee may authorize (i) payment of the purchase price for shares purchased under the plan by payroll deductions and, if authorized by the MDC Committee, payment by means of periodic cash payments, and (ii) the purchase of shares of common stock for the employee’s account. Enrollment becomes effective upon the first day of a quarterly offering period and the right to purchase shares is deemed granted to participating employees as of the first trading day of each quarterly offering period.

Offering Periods

The MDC Committee has determined that the offering period will be quarterly.

Purchase Price and Limits

Unless otherwise determined by our MDC Committee, the purchase price for each share may not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or the day on which the shares are purchased, whichever is lower. No employee may purchase common stock in any calendar year under the plan having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. An employee may not during any offering period increase his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds other than by terminating participation in the ESPP.

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Amendment and Termination of ESPP

The Board may amend the ESPP in any respect; provided, however, that without approval of our stockholders, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the plan or (ii) changing the eligibility requirements for participating in the plan. No amendment may be made to the ESPP that impairs the vested rights of participating employees. The Board may terminate the plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination.

The ESPP currently provides that the plan will terminate at the earlier of (i) March 27, 2024 and (ii) when there are no longer any shares of common stock available for purchase under the plan. Assuming the amendment is approved by the stockholders at the Annual Meeting, the ESPP will terminate at the earlier of (i) May 15, 2030 and (ii) when there are no longer any shares of common stock available for purchase under the plan.

Termination of Employment

If a participating employee leaves the employ of the Company for any reason other than certain qualifying leaves of absence, prior to the last day of the purchase period, the employee’s option to purchase will terminate and the amount in the employee’s account is returned to the employee or the employee’s beneficiary or estate.

Reorganizations

Upon a reorganization in which we are not the surviving corporation or a sale of assets or stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the plan, or for the substitution of the rights under the plan with rights covering the stock of the successor corporation.

Rule 16b-3

Transactions under the ESPP are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

U.S. Federal Income Tax Consequences

The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)        the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii)       an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain would be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

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The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

New Awards

The amounts that may be received under the ESPP in the future are not determinable because participation in the ESPP is voluntary and the number of shares that may be purchased depends in part on the market value of our common stock.

Registration with the SEC

If the amendment to the ESPP is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the Amended Plan with the SEC pursuant to the Securities Act.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ESPP.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes our executive compensation program and decisions for 2019. This section details the compensation framework applied by the Management Development & Compensation Committee (the “MDC Committee”) and, in particular, our compensation philosophy and objectives, elements of compensation, compensation decisions, and the link between executive compensation and performance. Our named executive officers (“NEOs”) for 2019 are:

●	Angela K. Selden, our Chief Executive Officer and President since September 23, 2019;

●	Wallace E. Boston, Jr., our President of American Public University System (“APUS”), and Chief Executive Officer and President until September 23, 2019;

●	Richard W. Sunderland, Jr., our Executive Vice President and Chief Financial Officer;

●	Patrik Dyberg, our Executive Vice President and Chief Technology Officer;

●	Robert E. Gay, our Senior Vice President and Chief Operations Officer of APUS; and

●	Vernon C. Smith, our Senior Vice President and Provost of APUS.

Consistent with the design of our executive compensation program, the compensation realized by most of our NEOs was significantly lower in 2019 than in 2018 as a result of challenges at Hondros College of Nursing that affected our consolidated financial results. While Hondros College of Nursing’s financial performance was well below our expectations, the performance at APUS, which is reflected in our APEI segment, exceeded our targeted expectations, and that positively impacted the realized compensation for our NEOs. For example, the compensation under our annual incentive plan for Dr. Boston (who served as our Chief Executive Officer for most of the year and was President of APUS for the entire year) was approximately 28% of his target opportunity. The performance-based deferred stock units (“PSUs”) we granted in 2019, which used adjusted EBITDA and revenue as performance measures, paid out solely for the revenue portion at 19.25% of the target opportunity.

Building on a Strong Foundation

APEI provides online and on-campus postsecondary education through two subsidiary institutions. APUS provides online postsecondary education to approximately 81,000 adult learners (as of December 31, 2019) and has a history of serving the academic needs of the military, military-affiliated and public service communities. National Education Seminars, Inc., which we refer to as Hondros College of Nursing (“HCN”), provides nursing education to approximately 1,600 students (as of December 31, 2019) across five campuses in Ohio.

While we faced a challenging environment at HCN in 2019, APUS exceeded our targeted expectations and experienced its lowest year-over-year rate of decline in net course registrations since 2013. We believe that this improvement at APUS reflects the leadership of our named executive officers and provides a foundation for future success.

As we endeavor to execute on our mission of helping students maximize their return on educational investment, APEI is committed to remaining successful during a period of growing competition and challenges in for-profit education. We continue to focus on driving improvements in our core services — focusing on academic quality, student outcomes, and the learning experience — not only to potentially reach more students and improve our business results, but also to enroll students with greater college readiness on average and help them achieve success. Strong and motivated leadership is and will be critical to achieving our goals.

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2019 Compensation Mix

The charts below show the breakdown of the components of Dr. Boston’s initial target compensation for 2019, as he was the Chief Executive Officer serving at the beginning of 2019, as well the target compensation for our other NEOs serving at the beginning of the year. As discussed in the overview section below, the breakdown of target compensation opportunity reflects our focus on variable compensation tied to performance, with our former CEO’s fixed base salary representing only 22% of total compensation opportunity when set at the beginning of 2019, with annual and long-term incentives tied to financial, individual, and equity performance representing the remainder. While this Compensation Discussion and Analysis does not cover 2020 compensation matters, Ms. Selden’s 2020 target compensation opportunities reflect a similar approach, with her total 2020 target compensation being comprised of the same elements and percentages as our former CEO’s 2019 total target compensation.

CEO Target Compensation	Other NEO Target Compensation

COMPENSATION PROGRAM OVERVIEW

Compensation Program Philosophy and Objectives

Our compensation programs for our NEOs are designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives, as well as to hold our executives accountable for our actual business performance.

Elements of our Compensation Program Philosophy
Variable Cash Compensation	We believe in using variable cash compensation to motivate and reward performance for our NEOs.
Focus on Corporate Goals

We strive to provide compensation that is directly related to the achievement of our corporate goals, which we measure through financial earnings, individual management objectives, and adjusted EBITDA and revenue goals.

Carefully Monitor External Market Practices

We monitor market practices so that our programs reflect the realities of the competitive market to ensure we are paying for performance. At the same time, we must also ensure we can attract the top talent necessary to drive results through our diversified business strategy.

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 Executive Compensation Best Practices

Highlighted below are certain executive compensation practices that we employ in order to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we do not believe they would serve our stockholders’ long-term interests

What We Do	How We Do It
We Pay for Performance	We tie a significant portion of our executives’ annual compensation opportunity to objective performance metrics and continue to monitor our compensation mix to ensure the performance-based portion is consistent with that of our peers.
We Target Pay Competitively	We seek to target compensation within a competitive range of the market median and only deliver greater compensation when warranted by actual superior performance. Conversely, we deliver lower compensation when performance results do not meet our threshold expectations. We review our compensation and performance alignment compared to our peers annually to understand where our programs are working and where we can continue to make improvements.
We Enforce Executive Stock Ownership Guidelines	Each of our executives is expected to own shares of the Company’s common stock with a value ranging from one to six times the executive’s base salary, depending on position.
We Utilize Meaningful Vesting Conditions for Equity Awards	Equity awards, including performance-based awards, have three-year ratable vesting periods from the date of grant.
We Impose a “Clawback Policy”	We can recover any performance-based cash or equity award where, as a result of an accounting restatement, the performance goals were later determined not to have been achieved. In addition, we can recover equity awards made to an employee in cases where the Company has to prepare an accounting restatement due to the material noncompliance by the Company with financial reporting requirements and the restatement is the result of misconduct that resulted from the employee knowingly having engaged in that misconduct, the employee’s gross negligence, or the employee knowingly or through gross negligence having failed to prevent misconduct.
We Utilize an Independent Compensation Consulting Firm	The MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation.
We Don’t Permit Hedging	We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities.
We Don’t Permit Pledging	We prohibit our directors and officers, including our NEOs, from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation, or deferred fee plans, to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information about us.
We Don’t Offer Single-Trigger “Change of Control” Payments	For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.
We Don’t Provide Tax Gross-Ups	We do not provide our NEOs with tax gross-up payments for a change of control in employment agreements, or for other benefits.

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 COMPETITIVE COMPENSATION

Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives within the for-profit education industry and the broader market for executive talent. It is the MDC Committee’s general intent that each NEO’s base salary, target total cash compensation (base salary plus annual cash incentives at the target performance level), and total direct compensation (which also includes equity awards) should be set to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant, with appropriate adjustments to reflect the specific situation of each NEO, including how their roles may differ from those at other companies.

50th	The MDC Committee’s general intent is to set each NEO’s base salary to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant.

Assessing Competitive Practice

For 2019, the MDC Committee continued its prior engagement of Willis Towers Watson as an independent consultant to the Committee, including to assist the Committee with a competitive assessment of base salary, annual incentives, long-term equity incentive and total compensation. For the Committee’s assessment of its compensation program, Willis Towers Watson provides comparative data that includes survey data for each of the NEOs and data from a group of publicly traded companies against which we compare compensation, which we refer to as our peer group. For those executives for whom both survey data and peer group data are available, the MDC Committee uses the survey data for its primary comparisons because we believe, consistent with the advice of Willis Towers Watson, that the survey data is more robust and provides a better comparison for the Company than the peer group data. This is in part because peer group data is more limited and typically cannot be size-adjusted to account for revenue responsibilities.

Consistent with the advice of Willis Towers Watson, when reviewing compensation for executive positions, the MDC Committee generally considers compensation to be competitive if it falls within the following ranges relative to the 50th percentile of the comparative survey data:

●	within 10% for base salary

●	within 15% for total cash compensation

●	within 20% for total direct compensation

Survey Data and Peer Group

For 2019 compensation decisions, Willis Towers Watson provided data from the following published surveys as a primary source: the 2018 Willis Towers Watson General Industry Executive Compensation Survey Report and the 2017-2018 College and University Professionals Association for Human Resources Administrators in Higher Education Salary Survey. Because of the variance in size among the companies included in the databases for the published surveys, Willis Towers Watson informed the MDC Committee that, to the extent possible, it had assessed the published survey data in the context of APEI’s projected fiscal year 2019 revenue, as revenue responsibility is typically one of the most reliable predictors of executive pay.

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While the MDC Committee uses survey data as the primary source of comparative information, we believe our peer group is still important as a secondary review of the competitive market for executive talent. The companies in our historical peer group were originally selected because the Committee considered them to be similar to and competitive with us in the market for executive talent, and because they are in comparable or related businesses (e.g., focus on secondary education and online access). However, as a result of industry consolidation and other changes, the MDC Committee observed that only five companies remained in the peer group at the end of 2018. As a result, prior to making compensation decisions for 2019, the MDC Committee worked with Willis Towers Watson to reassess its peer group.

In consultation with the MDC Committee, Willis Towers Watson identified potential peer group companies by screening for public companies within the following industries: education services; consumer services; commercial and professional services; and software and services. Willis Towers Watson then applied the following screens to the companies that were selected:

●	size screens:

o	revenue that was in the range of 50% to 300% of APEI revenues;

o	net income that was in the range of 50% to 300% of APEI net income;

o	total assets that were in the range of 25% to 400% of APEI assets; and

●	number of employees that were in the range of 50% to 300% of APEI employees;

●	companies that were peers of APEI’s peers;

●	companies that select APEI as a peer; and

●	companies identified by ISS, a proxy advisory firm, as peers for APEI.

Willis Towers Watson and the MDC Committee then refined the results of the screen to identify potential peers and validate existing peers by evaluating the number of criteria that were met in the screen and the industry focus. As a result of this process, Perdoceo Education Corporation (formerly known as Career Education Corporation), Carriage Services, Inc., GP Strategies Corporation, and K12 Inc. were added to the peer group. At the same time, National American University Holdings, Inc. was removed from the peer group due to its significant business declines. Capella Education Company was also removed from the peer group following its merger in August 2018 with Strayer Education, Inc., which resulted in it being part of the newly combined Strategic Education, Inc. The 2019 peer group consisted of the following companies:

●	Bridgepoint Education, Inc.;

●	Perdoceo Education Corporation (fka Career Education Corporation);

●	Carriage Services, Inc.;

●	GP Strategies Corporation;

●	Grand Canyon Education, Inc.;

●	K12 Inc.;

●	Lincoln Educational Services Corporation;

●	Strategic Education, Inc.; and

●	Universal Technical Institute, Inc.

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The review of our peer group for setting initial 2019 compensation only included comparative information for Dr. Boston and Mr. Sunderland because our peer group information did not identify executives for our other NEOs. The MDC Committee took similar information into account when assessing the competition package for Ms. Selden in connection with her appointment.

 ELEMENTS OF COMPENSATION

The compensation program for our NEOs is comprised of three elements: base salary; annual incentive cash compensation; and long-term equity incentives.

Pay Element	How It Links To Performance
BASE SALARY
● Regular, fixed element of compensation. ● Reviewed annually. ● Reflects each NEO’s individual role and responsibility.	● Informed by the 50th percentile of the survey data received from the MDC Committee’s independent consultant. ● Intended to be part of a total compensation package that is competitive.
ANNUAL INCENTIVE CASH COMPENSATION

●     Provides cash incentives for achieving and surpassing corporate goals.

●     Offers the opportunity for NEOs to earn:

o     annual payments for achievement of earnings targets; and

o      annual payments for satisfaction of MBOs.

●     Generally structured so that target total cash (base salary plus annual incentives) is competitive with the 50th percentile of the survey data when target performance goals under the annual incentive plan are achieved.

●      Provides compensation for annual performance.

●      Helps to focus executives on corporate financial, strategic and operational goals, which are expected to lead to increased stockholder value.

●      This focus is enhanced through an additional  incentive that pays an additional amount to NEOs for superior performance, which is referred to as the stretch portion of the annual incentive plan.

LONG-TERM EQUITY INCENTIVES

●     Annual grants of equity awards comprised of time-based restricted stock units (“RSUs”) and PSUs.

●      All awards vest over three years.

●     PSUs tied to 2019 achievement of adjusted EBITDA and revenue.

●     Generally selected so that total target compensation is competitive with the 50th percentile of the survey data received from the MDC Committee’s independent consultant.

●     Provides compensation that is tied to longer-term performance.

●      Intended to align the interests of the NEOs with those of our stockholders.

●      Time-based vesting aids in the retention of NEOs.

●      Adjusted EBIDTA and revenue performance measures align with metrics that are relevant to the achievement of our long-term strategic goals.

●      The MDC Committee retains the right to adjust equity awards downward.

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 2019 COMPENSATION DECISIONS

In setting base salary, annual incentive cash compensation and long-term equity incentives for 2019, the MDC Committee considered the compensation levels for our NEOs in 2018, the respective performances of each of our NEOs in 2018, and what the Committee believed was required based on the marketplace for executive talent, including based on the information provided by Willis Towers Watson.

Base Salary

Base salary is an integral part of compensation for our NEOs and is generally set in January of each year, absent other factors, such as promotions or new hires. For 2019, the MDC Committee increased Dr. Boston’s base salary by 2%, resulting in a salary that remained within the competitive range of both the 50th percentile of the survey data and the 50th percentile of our peer group proxy data. The Committee concluded that an increase was appropriate, including after taking into account Dr. Boston’s relatively long tenure at the Company, survey and peer group data, and that Dr. Boston was holding the role of both President and CEO of APEI and President of APUS. The 2.0% increase also reflected the percentage increase generally used at the Company in 2019 for senior leaders who were performing well but did not have a significant change in job responsibilities or other factors that would lead to a more sizable increase. When Dr. Boston ceased to serve as President and CEO of the Company in September 2019 but continued to hold the position of President of APUS, his base salary was decreased from $692,070 to $500,000, which amount was negotiated with Dr. Boston in connection with the leadership transition and was intended to reflect a lower level of responsibility.

Each of the other continuing NEOs also received a 2% salary increase. In approving these increases, the Committee considered the contribution and role of each NEO, the other factors described above and the recommendation of our then Chief Executive Officer. In particular, the Committee considered that while Mr. Sunderland’s compensation placed him slightly above the 75th percentile of the survey data and above the 75th percentile of our peer group data, he is a long-serving and highly valued member of our executive team, and his contributions to the Company were expected to be particularly important during 2019 as the Company envisioned a potential leadership change. Mr. Dyberg’s base salary was approximately 5% above the top of the competitive band for the 50th percentile of the survey data, which was generally reflective of the level of base salary that the Company agreed to when he joined the Company in 2018. The base salaries for the other continuing NEOs were consistent with the 50th percentile of the survey data.

Ms. Selden was appointed to her position in September 2019, and her base salary was set at that time taking into account the negotiated amount necessary to attract Ms. Selden to the Company, as well as the comparative data presented by Willis Towers Watson, which indicated that her base salary was competitive with the 50th percentile of the survey data.

Annual Incentive Cash Compensation

We believe annual incentive compensation furthers our compensation philosophy and objectives by focusing our NEOs on corporate strategic, financial, and operational goals. The opportunity for annual incentive compensation for our NEOs is expressed as a percentage of base salary as follows:

Position	Target Annual Incentive (as % of Base Salary)
Current and Former President & CEO	90%
All Other NEOs	50%

These percentages for Ms. Selden, Dr. Boston, Mr. Sunderland, and Mr. Dyberg reflect the minimum percentages set forth in their employment agreements. After considering the survey data and the individual performance of the executives, the MDC Committee believed, in its subjective, but informed, judgment, that the percentages for all continuing NEOs should remain the same for 2019. Ms. Selden’s and Dr. Boston’s annual incentive targets were set at a higher percentage than those of the other NEOs, which is consistent with overall market practice, reflecting that Ms. Selden is our President and CEO and Dr. Boston was in that role when his 2019 compensation opportunity was established.

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Overall, the MDC Committee believes that the proportion of target annual incentive compensation to target total cash compensation (base salary plus target annual incentive pay) for our NEOs should be a relatively high percentage. It is also the Committee’s general intent, as discussed above, that target annual incentives should be structured so that target total cash compensation approximates the 50th percentile of the survey data for achievement of target performance goals under the annual incentive plan. We believe that positioning to be competitive with the 50th percentile is appropriate for target total cash compensation because of the high level of performance that we believe is required from our executives in order for the Company to achieve our performance targets. We believe the high percentage of compensation tied to incentive compensation increases the focus of our NEOs on achieving our performance goals.

We further enhance this focus through a stretch incentive that pays an additional amount to our NEOs for superior performance, which we refer to as the stretch portion of the annual incentive plan. This additional amount, if achieved, provides an opportunity to Ms. Selden and Dr. Boston of an additional 45% of each of their respective base salaries (for 135% of base salary in total maximum incentive potential), an opportunity to Mr. Sunderland and Mr. Dyberg of an additional 30% of each of their respective base salaries (for 80% of base salary in total maximum incentive potential), and an opportunity to Mr. Gay and Dr. Smith of an additional 20% of each of their respective base salaries (for 70% of base salary in total maximum incentive potential).

Ms. Selden’s employment agreement, described below under “Employment Agreements – Ms. Selden’s Employment Agreement”, provides that her incentive for 2019 would be pro-rated for the portion of the year that she was employed, provided that she would receive no less than $200,000 and no more than $300,000. The MDC Committee agreed to provide a guaranteed minimum bonus for Ms. Selden in light of foregone opportunities under an existing incentive program at her prior employer, as well as part of the overall incentive package to attract her to the Company.

The MDC Committee intended that performance under the NEOs’ annual incentive awards at both the target and stretch incentive levels would be based on achieving and surpassing a financial performance goal and achievement of MBOs. We believe that a split among goals is important to reflect our belief that our NEOs should be focused on both an earnings goal and also on specific goals that are relevant to their specific positions and responsibilities and that are largely derived from important strategic and operating plan goals. We believe this split encourages a focus on multiple metrics of performance rather than focusing on one particular metric of performance to the exclusion of others that are also important to our results. For 2019, the Committee determined that the portion of the annual incentive plan focused on financial performance should reflect both the financial performance of the Company, as well as the financial performance of the operating business unit that employs each executive. So, for executives employed at the Company level, the entire financial portion was based on the financial performance of the Company on a consolidated basis, and for executives employed at APUS, including Mr. Gay and Dr. Smith, the financial goal was split so that 25% was based on the Company’s consolidated financial performance and 75% was based on the financial performance of APUS. In designing the program in this manner, the Committee thought it reflected the importance of having executives focus on the business unit in which they were employed, but also to have them keep in mind the larger context of APEI overall.

The following charts show the breakdown between the financial goals and the MBO goals for each of our continuing NEOs, including how they relate to the target and stretch portions of each NEOs potential awards. The charts also show the amount of payout for 2019 of each portion of the annual incentive plan. The discussion that follows the charts focuses on the financial goal and the MBO goals. No chart is provided for Ms. Selden, because the MDC Committee did not allocate any portion of her 2019 opportunity to financial goals given that she joined the Company so late in the year.

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	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Dr. Boston	Target award equivalent to 90% of base salary	70% based on financial performance goal	$447,614	$67,142

		20% based on annual MBO goals	$127,980	$95,917

	Stretch award equivalent to 45% of salary	35% based on financial performance goal	$223,807	–

		10% based on annual MBO goals	$63,945	–
			Total Opportunity: $863,255	Total: $163,059

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Mr. Sunderland	Target award equivalent to 50% of base salary	40% based on financial performance goal	$167,712	$25,157

		10% based on annual MBO goals	$41,928	$38,784

	Stretch award equivalent to 30% of salary	20% based on financial performance goal	$83,856	–

		10% based on annual MBO goals	$41,928	–
			Total Opportunity: $335,425	Total: $63,940

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Mr. Dyberg	Target award equivalent to 50% of base salary	40% based on financial performance goal	$142,800	$35,700

		10% based on	$35,700	$35,700

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	annual MBO goals
Stretch award equivalent to 30% of salary	20% based on financial performance goal	$71,400	–

	10% based on annual MBO goals	$35,700	–
		Total Opportunity: $285,600	Total: $71,400

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Mr. Gay	Target award equivalent to 50% of base salary	30% based on APUS financial performance goal	$87,394	$87,394

		10% based on APEI financial performance goal	$29,131	–

		10% based on annual MBO goals	$29,131	29,131

	Stretch award equivalent to 20% of salary	15% based on APEI financial performance goal	$43,697	$8,193

		5% based on annual MBO goals	$14,566	–
			Total Opportunity: $203,918	Total: $124,718

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Dr. Smith	Target award equivalent to 50% of base salary	30% based on APUS financial performance goal	$90,270	$90,270

		10% based on APEI financial performance goal	$30,090	–

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	10% based on annual MBO goals	$30,090	$30,090

Stretch award equivalent to 20% of salary	15% based on APEI financial performance goal	$45,135	$8,463

	5% based on annual MBO goals	$15,045	–
		Total Opportunity: $210,630	Total: $128,823

Financial Performance Goal. For 2019, the MDC Committee continued its practice of providing that the portion of each NEOs annual incentive plan award that relates to financial performance would be based on achieving and surpassing a specified amount of earnings per share (either at the consolidated Company level or at the APUS level) after taking into account any payment under the annual incentive plan.

Consolidated Company Financial Performance Metric	Performance Goals
	Threshold	Target	Stretch (Maximum)
Earnings per Diluted Share	$1.59	$1.77	$1.95

APUS Financial Performance Metric	Performance Goals
	Threshold	Target	Stretch (Maximum)
Earnings per Diluted Share	$1.45	$1.61	$1.77

The MDC Committee specified target earnings for consolidated financial performance and APUS financial performance based on the earnings per share in the Company’s budget when approved by the Board of Directors. For 2019, the Committee also specified that 50% of the target amount would be paid if earnings per share thresholds were attained that reflected 90% achievement of the target levels, which the Committee thought was a level of achievement that would still require effort for the Company to achieve. The Committee determined that it was appropriate to provide an incentive at a threshold level because it would provide an annual incentive that reflected the positive performance of the Company and the contributions of the Company’s employees and NEOs. The Committee provided that the stretch portion of the annual incentive plan related to financial performance would be payable on earnings per share that reflected 110% achievement of the target levels. This level of achievement was viewed as representing exceptional performance for which management should be rewarded. In setting the 90% and 110% levels, the Committee also considered analysis from Willis Towers Watson that reflected that achievement at these levels was neither certain at the threshold level or likely to be achieved at the stretch level.

For 2019, we reported earnings per share, on a GAAP basis, of $0.62 per share, which was primarily a result of challenges at Hondros College of Nursing that affected our consolidated financial results. Earnings per share attributable to our performance at APUS was $1.66 per share. As a result of the APUS earnings, Mr. Gay and Dr. Smith earned 100% of the target portion of the annual incentive plan associated with APUS’s financial performance and 43.75% of the stretch portion of the plan associated with APUS’s financial performance.

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As a result of the consolidated results, Dr. Boston, Mr. Sunderland and Mr. Dyberg were not entitled to a payment for the financial portion of the annual incentive plan. However, the MDC Committee took into account the strong financial performance at APUS and the important contributions to those results from our executive leaders and our other employees that are employed directly by the Company, and the Committee determined that an adjustment was appropriate. The Committee approved payments to Dr. Boston and Mr. Sunderland that were equivalent to 15% of their target opportunities and to Mr. Dyberg that was equivalent to 25% of his target opportunity.

MBO Goals. MBOs are based on company-wide performance goals consistent with our strategic plan for which executives are directly responsible, or to whose success they contribute, and provide personal accountability in addition to rewards for Company performance. However, many MBO targets are shared between executives to reflect that executives must work together to achieve results. By focusing on goals consistent with our strategic plan, the MBOs are intended to focus the executives on goals that will deliver long-term stockholder value. We believe that the MBOs help to keep management from focusing solely on the current year’s financial results, which are covered by other parts of the annual incentive plan, because many of the MBOs represent our view of key actions required to capture future market opportunities and help prepare the Company for continued growth and improvement in the future.

In establishing our MBOs for 2019, we set goals that were consistent with our strategic, financial, and operational plans, and were set with the opportunity to pay out minimum, target, and stretch amounts. Achievement at the minimum level represents strong performance and would result in payout of 50% of the target amount, achievement at the target level represents superior performance and would result in payout of the target amount, and achievement at the stretch level represents a level of excellent performance and would result in payout of the target and stretch amounts. When setting the stretch MBO goals, the MDC Committee did not believe that it was likely that an executive would achieve all of his or her MBOs at the stretch level.

For 2019, the MDC Committee designed the plan so that no payments would be made to NEOs for MBO performance unless the Company’s consolidated earnings per share was at least $1.00, and that no payments would be made to NEOs for MBO performance above stretch unless the applicable NEO’s business unit achieved at least target for the financial portion of the annual incentive plan. Consistent with the approach for making payments to executives at APEI for the financial portion of the annual incentive plan, the Committee determined to waive the $1.00 minimum requirement, but provided that no NEO would receive a payment above the target level of payments associated with MBO performance.

The MDC Committee reached its conclusions for the MBOs for the NEOs other than Ms. Selden and Dr. Boston after discussions with Ms. Selden and Dr. Boston and a review of the Company’s performance. The Committee reached its conclusions with respect to Ms. Selden’s and Dr. Boston in a session without any executives present. The payouts approved by the Committee for the MBOs of the NEOs are set forth in the tables above.

Ms. Selden’s MBO Goals. For 2019, the MDC Committee and Ms. Selden established a series of MBOs that were consistent with her role as President and Chief Executive and took into account that she joined the Company with approximately a quarter of the year left. The MBOs were focused on a successful onboarding process, input into the Company’s IT transformation program, establishment of certain operating plans and financial models, succession and talent development, and engagement with the financial markets. The Committee did not expressly measure the MBOs or assign weights to them, and concluded after reviewing the MBOs that Ms. Selden would be entitled to receive an annual incentive payment of $200,000 for her 2019 performance.

Dr. Boston’s MBO Goals. The 2019 MBOs for Dr. Boston, consistent with his role as President and CEO of APEI for most of the year and President of APUS for the entire year, are set forth below. The 2019 MBOs for Dr. Boston were not specifically weighted because the Committee wanted greater flexibility in making adjustments, if appropriate, to reflect overall performance.

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●	Manage to Budget: Achieve a well-rounded financial performance, including achieving revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget for the entire Company and for each segment of the Company. In evaluating this MBO, the Committee particularly considered the strong returns at APUS, which were offset by the overall financial results for the entire Company and HCN.

●	Position APUS for Growth: Deliver on key operating metrics related to enrollment, retention, new start and programmatic accreditation, while advancing the APUS strategic plan and improving academic excellence, including through a focus on graduate programs. In evaluating this MBO, the Committee particularly considered the achievement of strong metrics at APUS and progress on accreditation matters.

●	Position Hondros for Growth: Launch an MLT program in additional locations, meet various regulatory and accrediting metrics, and achieve approval for a new campus. In evaluating this MBO, the Committee considered that there were challenges with the MLT program and achieving all metrics, and that approval of a new campus was obtained, albeit with a limited enrollment in the first year.

●	Position APEI for the Future: Achieve certain milestones relating to business transactions and related matters. In evaluating this MBO, the Committee considered that while the management team had made significant progress on moving various business transactions and related efforts forward, there were fewer achievements than desired.

●	Successfully Implement Shared Services: Provide quality services under the shared services arrangements and accomplish a smooth onboarding of new leadership. In evaluating this MBO, the Committee considered the successful roll out of the shared services model.

●	Meet IT Operational and Transformational Goals: Achieve goals approved by the APUS Board of Trustees and APEI Board of Directors for IT operations and transformation, including with respect to cyber security. In evaluating this MBO, the Committee considered the progress made on the IT transformation initiatives.

The MDC Committee did not expressly weight the MBOs for Dr. Boston. After reviewing each of the MBOs and considering the overall performance on the matters covered by the MBOs, the Committee concluded that Dr. Boston earned his MBOs at 75% of his target opportunity.

Mr. Sunderland’s MBO Goals. The 2019 MBOs for Mr. Sunderland, consistent with his role as our Chief Financial Officer, are set forth below.

●	Manage to Budget for the APEI Segment (25% weighting): Achieve a well-rounded financial performance in the APEI segment, including achieving revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Mr. Sunderland achieved this objective at the minimum level, reflecting the achievement of APUS revenue targets.

●	Manage to Budget at HCN (5% weighting): Achieve a well-rounded financial performance ion the HCN segment reflecting revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Mr. Sunderland did not achieve this objective, reflecting HCN financial performance falling short of each of the performance targets.

●	Position APEI for the Future (30% weighting): Fully implement the APEI shared services model, achieve certain milestones relating to business transactions, and enter into a collaboration or partnership arrangement with another company. The Committee concluded that Mr. Sunderland achieved this objective at the target level, reflecting the full implementation of the shares services model and the significant progress made on potential business transactions.

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●	Business Transformation (30% weighting): Select a learning management system with a Board approved implementation plan and budget, select a student information system platform with a Board approved implementation plan and budget, and help ensure adequate resources and focus on IT transformation. The Committee concluded that Mr. Sunderland achieved this objective at the target level, particularly reflecting the progress made with respect to the selection of the learning management system and the Company’s IT transformation.

●	Company Values (10% weighting): Maintain the Code of Ethics and highest ethical standards and foster a culture and practice of innovation, quality, and respect. The Committee concluded that Mr. Sunderland achieved this objective at the stretch level, reflecting his leadership and demonstration of our values.

As a result of its assessments, the Committee concluded that Mr. Sunderland achieved his MBO performance goals at 92.5% of his target opportunity.

Mr. Dyberg’s MBO Goals. The 2019 MBOs for Mr. Dyberg, consistent with his role as our Chief Technology Officer, are set forth below:

●	Manage to Budget for the APEI Segment (20% weighting): Achieve a well-rounded financial performance in the APEI segment, including achieving revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Mr. Dyberg achieved this objective at the minimum level, reflecting the achievement of APUS revenue targets.

●	Manage to Budget at HCN (5% weighting): Achieve a well-rounded financial performance ion the HCN segment reflecting revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Mr. Dyberg did not achieve this objective, reflecting HCN financial performance falling short of each of the performance targets.

●	Achieve Academic Excellence (25% weighting): Complete and institutionalize service level agreement reporting and services, deliver on the information technology portions of APUS’s strategic plan, and implement new student information system platforms. The Committee concluded that Mr. Dyberg achieved this objective at the stretch level reflecting that each of the goals were achieved.

●	Position APEI for the Future (25% weighting): Integration of a potential acquisition, prepare IT to enable adding an outside shared services customer, complete certain strategic directory, security and privacy initiatives. The Committee concluded that Mr. Dyberg achieved this objective at the stretch level, particularly reflecting that each of the goals was achieved, other than with respect to integration of an acquisition.

●	Drive Organizational and Operational Excellence (25% weighting): Fund and hire new positions and execute on specified IT transformation initiatives. The Committee concluded that Mr. Dyberg achieved this objective at between the target and stretch level, particularly reflecting the work done on the IT transformation initiatives.

As a result of its assessments, the Committee concluded that Mr. Dyberg achieved his MBO performance goals at 135% of his target opportunity, but in keeping with its decision, it lowered his achievement to 100% of target given the overall APEI financial performance.

Mr. Gay’s MBO Goals. The 2019 MBOs for Mr. Gay, consistent with his role as our Senior Vice President and Chief Operations Officer of APUS, are set forth below.

●	Manage to Budget for APUS (40% weighting): Achieve a well-rounded financial performance for APUS, including achieving revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Mr. Gay achieved this objective at the target level, reflecting the achievement of APUS targets.

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●	Advance APUS Strategic Plan (20% weighting): Develop a channel strategy, increase civilian and public sector registrations, increase military registrations from new students, and assist with system implementation to track students. The Committee concluded that Mr. Gay achieved this objective at the stretch level, particularly reflecting his level of achievement on each of the goals.

●	Achieve and Maintain Operational Excellence (15% weighting): Successfully complete five key operational objectives relating to admissions, financial aid, a self-study process, operational tracking and lead response times. The Committee concluded that Mr. Gay achieved this objective at the stretch level reflecting his level of achievement of each goal.

●	Achieve and Maintain Organizational Excellence (15% weighting): Maintain a culture within APUS consistent with our stated values and where employees enjoy coming to work, and build talent through a talent management plan. The Committee concluded that Mr. Gay achieved this objective at the stretch level, particularly reflecting his leadership and the strong internal culture.

●	Meet Timelines for Shared Services (10% weighting): Work with APEI counterparts to refine consistent and thorough reporting for completion of services provided. The Committee concluded that Mr. Gay achieved this objective at the stretch level reflecting the achievement of the stated goals.

As a result of its assessments, the Committee concluded that Mr. Gay achieved his MBO performance goals at 130% of his target opportunity, but in keeping with its decision, it lowered his achievement to 100% of target given the overall APEI financial performance.

Dr. Smith’s MBO Goals. The 2019 MBOs for Dr. Smith, consistent with his role as our Senior Vice President and Provost of APUS, are set forth below.

●	Manage to Budget for APUS (10% weighting): Achieve a well-rounded financial performance for APUS, including achieving revenue, adjusted EBITDA margin and adjusted EBITDA consistent with the 2019 budget. The Committee concluded that Dr. Smith achieved this objective at the target level, reflecting the achievement of APUS targets.

●	Differentiate APUS (20% weighting): Increase partnerships with community colleges, propose plans with respect to Doctoral programs and submit changes to key programs to APUS’s accreditor. The Committee concluded that Dr. Smith achieved this objective at the stretch level, particularly reflecting his level of achievement on each of the goals.

●	Improve Quality (20% weighting): Addressing retention of graduate students, implement the first phases of the Academic Quality Design framework, and achieve academic advising goals. The Committee concluded that Dr. Smith achieved this objective at the minimum level, particularly reflecting improvements to graduate retention by changing the required course sequencing and implementing the first phase of the Academic Quality Design Framework.

●	Competency-Based Education (10% weighting): Address marking and implementation matters for competency based education. The Committee concluded that Dr. Smith achieved this objective at the minimum level, particularly reflecting that progress was made in revising the market evaluation and preparing for delivery based on capabilities.

●	Achieve Accreditation Goals (40% weighting): Achieve successful outcomes on institutional accreditation and specified programmatic accreditation, as well as obtaining eligibility for competency based education programs to participate in student aid programs. The Committee concluded that Dr. Smith achieved this objective at the stretch level reflecting that each specified goal was achieved.

As a result of its assessments, the Committee concluded that Dr. Smith achieved his MBO performance goals at 115% of his target opportunity, but in keeping with its decision, it lowered his achievement to 100% of target given the overall APEI financial performance.

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Equity Incentives

We believe that a significant portion of our NEOs’ total compensation should be in the form of long-term equity incentive awards in order to align the priorities of the NEOs with the interests of our stockholders. In 2019, to further emphasize performance and ensure management’s objectives are aligned with those of our stockholders, the equity awards for our continuing NEOs were split 50% as RSUs and 50% as PSUs. Consistent with historical practice, both the RSUs and PSUs vest in three equal installments on the first three anniversaries of the grant date, subject to achievement of performance metrics for the PSUs.

The size of the equity awards were expressed for each continuing NEO as a percentage of base salary. In determining the appropriate percentage and resulting equity incentive grants for our NEOs, the MDC Committee reviewed the comparative survey data provided by Willis Towers Watson. The percentages and resulting sizes for the equity incentive awards were discussed at the same time the Committee met to set the other elements of compensation so that all elements of compensation were set taking into account the total compensation package. The Committee considered the survey data and determined that it would be appropriate to make awards so that total target compensation for our executives did not exceed amounts that would generally be considered competitive with the 50th percentile of the survey data. In setting the percentages, the MDC Committee continued to consider equitable treatment among executives, but recognized that the market for competitive talent varies among executives and that it is appropriate for equity awards to vary among executives.

For 2019, the following chart shows the value of the equity awards for each NEO other than Ms. Selden expressed as a percentage of base salary, and also shows the resulting values of the RSUs and PSUs at the target level of performance:

		Total Equity Awards		RSUs	RSUs	PSUs	RSUs
Named Executive Officer	Base Salary ($)	Value ($)	% of Salary	Value ($)	Shares	Value ($)	Shares
Dr. Boston	692,070	1,764,236	255	882,118	29,355	882,118	29,355
Mr. Sunderland	419,281	419,138	100	209,569	6,974	209,569	6,974
Mr. Dyberg	357,000	356,874	100	178,437	5,938	178,437	5,938
Mr. Gay	291,312	189,316	65	94,658	3,150	94,658	3,150
Dr. Smith	300,900	165,456	55	82,728	2,753	82,728	2,753

After determining the dollar value of equity incentive awards, consistent with its historical practice the Committee calculated the number of shares to be subject to the awards using a 60-day trailing average for the Company’s stock price as of a date shortly before the Committee met to approve the grants. The MDC Committee believes that doing so removes some of the variability that can impact awards if it were to use the stock price on only one date.

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 Prior to 2019, the sole performance metric for the PSUs was free cash flow. For 2019, the MDC Committee considered whether it was appropriate to maintain free cash flow as the performance metric under the PSU, or whether there was a more appropriate metric. After consultation with Willis Towers Watson, a review of measures used across the industry and consideration of the Company’s priorities, the Company selected two new measures for 2019. In order to reflect the importance of overall financial performance and also the importance of growth for the Company, the Committee determined to use adjusted EBITDA and revenue as the performance metrics for the PSUs, weighted at 75% and 25%, respectively. This weighting reflected the concern that a greater focus on revenue alone could provide an incentive for our executives to seek to generate additional revenue even if it was at the expense of our overall performance or the quality of students attracted to our institutions. Adjusted EBITDA, which is a non-GAAP measure, is defined as income from operations before income taxes minus interest income plus depreciation and amortization plus stock-based compensation expense plus loss on disposal of assets. Revenue is defined as the Company’s GAAP revenue as reported. The 2019 adjusted EBITDA and revenue goals were based on the Company’s 2019 budget and were set as follows:

	Adjusted EBITDA (75% of Target Number of PSUs)		Revenue (25% of Target Number of PSUs)
	Goal	Earnout (As a percentage of Target)	Goal	Earnout (As a percentage of Target)
Maximum	$69.080 million	200%	$315.302 million	200%
Target	$60.070 million	100%	$300.288 million	100%
Threshold	$51.059 million	50%	$270.259 million	50%

The threshold level was established at 50% of the target level and the maximum level was set at 200% of the target level in 2019. These numbers reflected the MDC Committee’s view of appropriate performance. For levels of adjusted EBITDA and revenue between the applicable dollar amounts set forth above, the percentage of the award earned would be prorated accordingly. For 2019, adjusted EBITDA did not meet the threshold level, and revenue was $286.3 million, or approximately 76.7% of the target goal, resulting in approximately 19.5% of the target PSU awards being earned. The award earned is further subject to time-based vesting, in order to continue to provide a retention element and to encourage executives to focus on the long-term performance of the Company.

Ms. Selden’s Equity Awards. In connection with hiring Ms. Selden, the MDC Committee negotiated initial equity awards with Ms. Selden with a value of approximately $2,000,000, of which $1,400,000 was comprised of RSUs and $600,000 of which was comprised of stock options. In determining to make the equity awards to Ms. Selden and the types of awards to make, the Company took into account what was required to attract her to the Company, the advice of Willis Towers Watson on market practice, the importance of aligning her interests with our stockholders, and the desire for stock appreciation over the long-term. The Committee also considered that while a larger award could have been warranted, given that it intended to grant Ms. Selden a customary annual award several months later in the beginning of 2020, it was not appropriate to grant a larger award at the time of the commencement of her employment. Consistent with our customary practice, the awards to Ms. Selden vest over three-years and were calculated using a trailing 60-day average of the stock price, rather than the grant date stock price.

 OTHER COMPENSATION POLICIES AND PRACTICES

Employment Agreements and Post-Termination Compensation

We have entered into employment agreements with Ms. Selden, Dr. Boston, Mr. Sunderland, and Mr. Dyberg. These agreements provide the executive with severance payments upon certain terminations, including termination without cause, termination by the executive for good reason, or upon certain triggering events following a change of control. The agreements provide for certain payments in connection with a termination of the executives’ employment within 60 days prior to or 356 days following a change of control of the Company, in the case of Ms. Selden, or within 180 days, with respect to the other NEOs. We believe that these agreements were necessary to attract some of our NEOs and help to retain these NEOs due to the prevalence of similar arrangements in the market in which we compete for executives.

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In 2013, the MDC Committee requested and received an assessment from Willis Towers Watson on the terms contained in Dr. Boston’s previous employment agreement in comparison to market practice and our peer group. The MDC Committee then negotiated an amendment to Dr. Boston’s employment agreement in 2014, eliminating any reimbursement for excise taxes from the employment agreement. In 2014, the MDC Committee also authorized negotiating an employment agreement with Mr. Sunderland on substantially the same terms as the agreements with our other then-serving NEOs. The MDC Committee determined it was appropriate to have an employment agreement with Mr. Sunderland in an effort to retain Mr. Sunderland, treat him similarly to other executives, and to ensure his agreement would be subject to post-employment non-competition and non-solicitation terms with which he otherwise would not have had to comply. Dr. Boston’s employment agreement was further amended in July 2016 to increase Dr. Boston’s annual incentive opportunity. In 2018, the MDC Committee determined in hiring Mr. Dyberg that it was appropriate and necessary to enter into the employment agreement with Mr. Dyberg. In reaching this conclusion, the MDC Committee took into account that as an Executive Vice President Mr. Dyberg was similarly situated to Mr. Sunderland, that the Company would gain benefits from the agreement, and the negotiations to attract Mr. Dyberg to the Company. In August 2019, we entered into an amended and restated employment agreement (the “Amended Agreement”) with Dr. Boston and an employment agreement with Ms. Selden, each effective September 23, 2019, in connection with Ms. Selden’s appointment as our President and Chief Executive Officer and Dr. Boston’s resulting change in role from President and Chief Executive Officer to President of APUS pending his expected retirement in June 2020. The MDC Committee determined that entering into the employment agreement with Ms. Selden was appropriate in order to attract her to the Company and provide her with employment on terms similar to our other executives and in line with what we concluded were appropriate terms for a Chief Executive Officer for a company of our size and in our industry and commensurate with her responsibilities.

In 2017, at the recommendation of the MDC Committee, the Board of Directors of the Company adopted the American Public Education, Inc. Executive Severance Plan (the “Executive Severance Plan”). The MDC Committee recommended the adoption of the Executive Severance Plan in order to provide severance benefits to Senior Vice Presidents of the Company that are designated by the MDC Committee without having to adopt individual employment or severance agreements. The MDC Committee concluded that a severance arrangement for the designated participants was appropriate in order to help retain these executives. In concluding it was appropriate to adopt the Executive Severance Plan, the MDC Committee considered practices in industry generally and among the Company’s peer group, as well as the advice of Willis Towers Watson. The MDC Committee also considered that the Executive Severance Plan requires as a condition to receiving benefits that each participant must comply with covenants not to compete with the Company and our affiliates and not to solicit our employees or those of our affiliates, in each case during the term of employment and for a period of 12 months thereafter. In addition, in order to receiving severance benefits, a participant must agree to release all claims against the Company and our affiliates and their respective officers and directors.

For additional information regarding these agreements, including a quantification of benefits that would be received by these officers had termination occurred on December 31, 2019, see the section titled “Potential Payments upon Termination or Change in Control” below.

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan in which our executive officers are permitted to participate. The Internal Revenue Code limits the amount of matching contributions that we can contribute to our traditional 401(k) plan for the benefit of our executives. The deferred compensation plan provides that we will make an annual matching contribution to plan participants in an amount equal to the difference between the matching contribution that the participant would have received under our 401(k) plan if those limitations under the Internal Revenue Code did not apply and the matching contribution that the employee actually received under our 401(k) plan. The balances in the plan are only available for investment in investment options that are also available under our 401(k) plan. We believe that it is fair to provide this plan to our executives because absent the limitations under the Internal Revenue Code, they would have otherwise received these amounts. The plan also permits us, but does not require us to, make additional, discretionary contributions. We did not make any discretionary contributions in 2019.

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Limited Perquisites and No Tax Gross-Ups

As an online academic institution, APUS has deans, program directors, faculty members, and others who live at great distance from our headquarters in Charles Town, West Virginia. As a result and because Charles Town has relatively limited options compared to what would be available if our headquarters were in a larger city, APUS has housing available for the use of visitors when they are visiting Charles Town. We allow members of our leadership team the opportunity to also utilize university housing when they are staying overnight in Charles Town, even if that is their principal place of business. In 2019, Dr. Boston took advantage of the housing benefit. In order that Dr. Boston can be more efficient and be able to work on his commute to Charles Town, we also provide Dr. Boston with the opportunity to utilize a car service for travel to and from Charles Town, in addition to other locations.

Pursuant to her employment agreement, Ms. Selden will be entitled to receive up to $8,000 per month for one year from September 23, 2019 for temporary lodging expenses and reimbursement for weekly travel from her current residence to the required work location, and up to $75,000 during the calendar year 2020 in incurred relocation expenses, subject to the Company’s relocation policy.

We did not provide a gross-up to our NEOs for any personal income taxes they incurred as a result of any of these benefits.

Role of Executives in Executive Compensation Decisions

Historically, our Chief Executive Officer has recommended to the MDC Committee each element of compensation for all executive officers other than himself or herself, and the MDC Committee determines the target level of compensation for each executive officer.

The amount of each element of compensation for our Chief Executive Officer is determined by the MDC Committee. Our Chief Executive Officer does not participate in deliberations relating to her own compensation. None of our other executive officers participates in any deliberations related to the setting of executive compensation, except that Mr. Boston participated in setting executive compensation in 2019 in the context of his role as President of APUS to advise on compensation for executives who are officers of APUS and, more generally, as Chief Executive Officer for most of 2019.

Future Compensation Decisions

Compensation decisions discussed in this Compensation Discussion and Analysis were made prior to the rapidly unfolding recent developments of the COVID-19 pandemic. The MDC Committee continues to monitor impacts of the pandemic on our business, financial results, prospects, employees, and stockholders, and will take these impacts into consideration to the extent appropriate in making future compensation decisions and decisions with respect to 2020 performance.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation.

In order to identify our median employee for purposes of calculating the ratio, we used the taxable wages for our approximately 2,873 employees other than our Chief Executive Officer as of December 31, 2019 (the “Pay Ratio Date”).

The 2019 annual total compensation for our Chief Executive Officer for purposes of the pay ratio disclosure was $3,162,404. In calculating the compensation of our Chief Executive Officer for purposes of the pay ratio disclosure, the Company annualized the compensation provided during fiscal year 2019 to Ms. Selden, who served as Chief Executive Officer on the Pay Ratio Date. In doing so, we used the actual value of Ms. Selden’s sign on bonus and equity awards and the target value of her non-equity incentive plan award.

The 2019 annual total compensation for our median employee, who is a part-time faculty member at APUS, was $27,290. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for 2019 is 116 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

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Management Development & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and discussions with the Company’s management, the Management Development & Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10-K (including by incorporation by reference to this Proxy Statement).

Management Development & Compensation Committee (March 24, 2020)
MG (Ret) Barbara G. Fast, Chairperson
Eric C. Andersen
William G. Robinson, Jr.

COMPENSATION TABLES AND DISCLOSURES

Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Angela Selden	2019	$170,877	$50,000	$1,251,918	$599,994	$200,000	$17,221	$2,290,010
Chief Executive Officer and President
Wallace E. Boston, Jr.	2019	$639,974	$—	$1,764,236		$163,059	$93,791	$2,661,060
President of APUS, Former Chief Executive Officer and President	2018	$678,500	—	$1,732,198		$788,756	$55,831	$3,255,285
	2017	$665,000	—	$1,139,691		$79,800	$82,184	$1,966,675
Richard W. Sunderland, Jr.	2019	$419,281	—	$419,137		$63,940	$32,003	$934,361
Executive Vice President, Chief Financial Officer	2018	$411,060	—	$411,545		$279,521	$20,618	$1,122,744
	2017	$403,000	—	$230,710		$32,340	$32,010	$698,060
Patrik Dyberg	2019	$357,000	$—	$356,874		$71,400	$22,778	$808,052
Executive Vice President, Chief Technology Officer	2018	$234,932	$50,000	$652,413		$170,325	$56,012	$1,163,682
Vernon C. Smith	2019	$300,900	—	$165,455		$128,823	$21,588	$616,766
Senior Vice President and Provost of APUS
Robert E. Gay	2019	$291,312	—	$189,315		$124,718	$20,391	$625,736
Senior Vice President and Chief Operating Officer of APUS

(1)       Ms. Selden was not employed by the Company prior to September 2019, and so information is not provided for prior years. Mr. Dyberg was not employed by the Company prior to 2018, so information is only provided for 2018 and 2019. Dr. Smith, and Mr. Gay were not NEOs in 2018 and 2017, and so information is only provided for 2019.

(2)       Values reflect the amounts actually paid to the NEOs for each year. For Mr. Dyberg, the amount reflects his annual base salary of $350,000 pro rated from his May 7, 2018 hire date to December 31, 2018. For Ms. Selden, the amount reflects her annual salary of $630,000 pro rated from her September 23, 2019 hire date to December 31, 2019, and for Dr. Boston, the amount reflects his base salary of $692,070 until September 22, 2019, and his new base salary of $500,000 as of September 23, 2019.

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(3)       Amounts shown for Ms. Selden and Mr. Dyberg reflect signing bonuses paid to each executive in connection with their hire in 2019 and 2018, respectively.

(4)       Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs, PSUs and stock options, as applicable, excluding estimates of forfeiture. A discussion of the relevant assumptions used in calculating these equity awards can be found in Notes 2 and 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. PSUs are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date values of PSUs for 2019 are as follows:

Name	Grant Date Value at Target Performance	Grant Date Value at Maximum Performance
Angela Selden	$—	$—
Wallace E. Boston, Jr.	$882,118	$1,764,236
Richard W. Sunderland, Jr.	$209,569	$419,137
Patrik Dyberg	$178,437	$356,874
Robert E. Gay	$94,658	$189,315
Vernon C. Smith	$82,728	$165,455

(5)        Amounts represent  annual incentive payments paid pursuant to our annual incentive compensation plan based upon the achievement of performance goals established by our MDC Committee.

(6)       Amounts for 2019 include, but are not limited to, (i) $11,200 of 401(k) contribution matches made by us for each of our executive officers, except for Angela Selden, (ii) non-qualified deferred compensation plan matching contributions made by us of $46,237 for Dr. Boston and $16,738 for Mr. Sunderland, respectively, (iii) a life insurance premium paid by us of $11,401 for Dr. Boston, and (iv) $11,991 in reimbursable relocation, lodging and travel expenses for Ms. Selden. For Dr. Boston, amount for 2019 also includes $24,953 for utilization of a car service as well as payments in connection with housing in Charles Town, WV and club membership dues for a club that Dr. Boston used solely for business meetings in 2019.

2019 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Angela Selden	Stock Options	9/23/2019								43,134	23.77	599,994
	RSUs	9/23/2019							52,668			1,251,918
	Annual Incentive Plan		$200,000	$200,000	$300,000
Wallace E. Boston, Jr.	RSUs	1/21/2019							29,355			$882,118
	PSUs	1/21/2019				14,678	29,355	58,710				$882,118
	Annual Incentive Plan		$287,752	$575,503	$863,255
Richard W. Sunderland, Jr.	RSUs	1/21/2019							6,974			$209,569
	PSUs	1/21/2019				3,487	6,974	13,948				$209,569
	Annual Incentive Plan		$125,784	$209,641	$335,425
Patrik Dyberg	RSUs	1/21/2019							5,938			$178,437
	PSUs	1/21/2019				2,969	5,938	11,876				$178,437
	Annual Incentive Plan		$107,100	$178,500	$286,500
Robert E. Gay	RSUs	1/21/2019							3,150			$94,658
	PSUs	1/21/2019				1,575	3,150	6,300				$94,658
	Annual Incentive Plan		$58,262	$145,656	$203,918
Vernon C. Smith	RSUs	1/21/2019							2,753			$82,728
	PSUs	1/21/2019				1,377	2,753	5,506				$82,728
	Annual Incentive Plan		$60,180	$150,450	$210,630

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(1)       These columns show the range of possible cash payouts for 2019 performance pursuant to our annual incentive plan. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “Annual Incentive Cash Compensation” in the Compensation Discussion and Analysis. The threshold amounts in this table represent the amounts that would have been paid if the threshold levels under each of the financial performance portion and the MBO portion of the annual incentive plan were achieved.

(2)       These columns show the range of PSUs that could be earned based on 2019 performance pursuant to the performance-based awards granted in 2019. PSUs earned vest over a three-year period. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “2019 Compensation Decisions — Equity Incentives” in the Compensation Discussion and Analysis.

(3)       This column shows the number of RSUs granted, which vest ratably over three years.

(4)       Amounts reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, and will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of our common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of our common stock on the grant date. Assumptions used in determining the grant date fair value of the options are set forth in Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

For each of our NEOs other than Mr. Gay and Dr. Smith, the amounts disclosed in the tables above are in part a result of the terms of the NEOs’ employment agreements. We do not have employment agreements with Mr. Gay or Dr. Smith.

Ms. Selden’s Employment Agreement. In August 2019, we entered into an employment agreement with Ms. Selden to serve as our President and Chief Executive Officer, effective September 23, 2019. The term of Ms. Selden’s employment agreement ends on March 31, 2023, and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to her agreement, Ms. Selden’s base salary was set at $630,000 per year, subject to annual review and adjustment by our MDC Committee. Ms. Selden’s employment agreement provides that she is entitled to participate in our annual incentive plan, under which she is eligible for an annual bonus of up to 90% of her base salary then in effect, and up to an additional 45% of her base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee, provided that for 2019, Ms. Selden’s bonus was guaranteed to be not less than $200,000 or more than $300,000. Pursuant to her employment agreement, Ms. Selden received (i) a one-time signing bonus of $100,000, paid in two installments, with $50,000 payable on the first payroll date after the effective date and $50,000 payable on the first payroll after the first anniversary of the effective date, each of which installments must be returned to the Company if Ms. Selden’s employment is terminated within 12 months of payment of the bonus by Ms. Selden without good reason or by the Company with cause, as defined in the agreement, (ii) an RSU grant of 52,668 shares of the common stock of the Company (the “Selden RSU Grant”), (iii) a grant of 43,134 stock options of the Company with an exercise price of $23.77 per share (collectively, with the Selden RSU Grant, the “Initial Selden Equity Grants”), and (iv) up to $8,000 per month for temporary lodging expenses and reimbursement for weekly travel from Ms. Selden’s current residence to the required work location for one year following September 23, 2019, and up to $75,000 during calendar year 2020 in incurred relocation expenses, subject to our relocation policy.

In addition to a base salary and annual bonus, Ms. Selden is entitled to receive such other benefits approved by our MDC Committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Ms. Selden has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of two years after termination for any reason.

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Dr. Boston’s Employment Agreement. In August 2019, we entered into an amended and restated employment agreement with Dr. Boston, pursuant to which Dr. Boston retired from his position as President and Chief Executive Officer, effective September 23, 2019. Under his amended agreement, following his departure as President and Chief Executive Officer, Dr. Boston continued his service as President of APUS and continued to serve as a member of the Board. The term of his amended agreement ends on June 30, 2020, Dr. Boston’s expected retirement date. Under the amended agreement, Dr. Boston’s base salary is $500,000 per year, and he will continue to be eligible to receive a bonus of up to 90% of his base salary and up to an additional 45% of his base salary for 2019 and 2020, based upon the achievement of certain performance goals and “stretch” performance goals, respectively, as determined by the MDC Committee. In addition, Dr. Boston’s employment agreement provided for an annual equity award grant in the first quarter of 2020 with a value of $1,000,000 on the same terms and conditions as grants to other senior executives. Dr. Boston’s base salary may be reduced at any time as part of a general salary reduction to all employees with annual salaries in excess of $150,000, provided, however, that any reduction shall be no more than the lesser of the median percentage salary reduction applied to such employees or 20%.

In addition to a base salary, annual bonus and equity awards, Dr. Boston is entitled to receive such other benefits approved by our MDC Committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Furthermore, under Dr. Boston’s employment agreement, we are required to pay or reimburse him for customary and reasonable moving expenses he incurs in connection with any subsequent relocation of our executive offices. Dr. Boston has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of two years after termination for any reason. In addition, Dr. Boston’s amended and restated employment agreement provides for payments upon certain terminations of the executive’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that would be received by Dr. Boston, see the section titled “Potential Payments Upon Termination or Change in Control” below.

Dr. Boston’s base salary for 2019 and target annual incentive compensation plan award for 2019 are set forth in the tables above.

Mr. Sunderland’s Employment Agreement. We have entered into an employment agreement with Mr. Sunderland that has similar provisions to the provisions of Dr. Boston’s agreement discussed above, except with respect to his position, amounts relating to his base salary and annual bonus, and length and scope of restrictive covenants. In August 2014, we entered into an employment agreement with Mr. Sunderland to serve as Executive Vice President and Chief Financial Officer. Under his employment agreement, Mr. Sunderland’s initial term of employment ran until March 31, 2017 and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to his agreement, Mr. Sunderland’s initial annual salary was set at $300,000, subject to annual review and adjustment by our MDC Committee. Mr. Sunderland is eligible for an annual bonus of up to 50% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee. Mr. Sunderland’s base salary for 2019 and target annual incentive compensation plan award for 2019 are set forth in the tables above.

In addition, the above employment agreement provides for payments upon certain terminations of the executive’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that would be received by these executives see the section titled “Potential Payments Upon Termination or Change in Control” below.

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Mr. Dyberg’s Employment Agreement. In May 2018, we entered into an employment agreement with Mr. Dyberg to serve as Executive Vice President and Chief Technology Officer. The term of Mr. Dyberg’s employment agreement ends on March 21, 2021, and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Mr. Dyberg’s employment agreement has similar provisions to the provisions of Ms. Selden’s and Mr. Sunderland’s agreements discussed above, except with respect to his position, amounts relating to his base salary and annual bonus, and the length and scope of his restrictive covenants. Pursuant to his agreement, Mr. Dyberg’s initial annual salary was set at $350,000, subject to annual review and adjustment by our MDC Committee. Mr. Dyberg is eligible for an annual bonus of up to 50% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee. Pursuant to his employment agreement, Mr. Dyberg received (i) a one-time signing bonus of $50,000, (ii) an RSU grant of 16,750 shares of the common stock of the Company, and (iii) payments to cover relocation expenses in connection with his hire. Mr. Dyberg’s base salary for 2019 and target annual incentive compensation plan award for 2019 are set forth in the tables above.

2019 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at December 31, 2019 for our NEOs:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Angela Selden	43,134	$23.77	9/22/2029	52,668	1,442,577
Wallace E. Boston, Jr.				105,532	2,890,604
Richard W. Sunderland, Jr.				24,552	672,234
Patrick Dyberg				18,247	499,785
Robert E. Gay				10,010	274,174
Vernon C. Smith				9,715	266,094

(1)       Includes the number of shares underlying PSUs that were earned pursuant to the achievement of the 2019 performance metrics, as adjusted. Of the numbers of shares of stock shown, for the officers indicated, the following numbers of shares have vested or will vest on the dates indicated:

Name	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Angela Selden	9/23/2019	RSU	9/23/2020	17,556
	9/23/2019	RSU	9/23/2021	17,556
	9/23/2019	RSU	9/23/2022	17,556
Wallace E. Boston, Jr.	1/30/2017	PSU	1/30/2020	5,015
	1/15/2018	PSU	1/15/2020	16,578
	1/15/2018	PSU	1/15/2021	16,577
	1/21/2019	PSU	1/21/2020	1,884
	1/21/2019	PSU	1/21/2021	1,883
	1/21/2019	PSU	1/21/2022	1,883
	1/30/2017	RSU	1/30/2020	9,803
	1/15/2018	RSU	1/15/2020	11,277
	1/15/2018	RSU	1/15/2021	11,277

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	1/21/2019	RSU	1/21/2020	9,785
	1/21/2019	RSU	1/21/2021	9,785
	1/21/2019	RSU	1/21/2022	9,785
Richard W. Sunderland, Jr.	1/30/2017	PSU	1/30/2020	1,016
	1/15/2018	PSU	1/15/2020	3,939
	1/15/2018	PSU	1/15/2021	3,939
	1/21/2019	PSU	1/21/2020	448
	1/21/2019	PSU	1/21/2021	448
	1/21/2019	PSU	1/21/2022	446
	1/30/2017	RSU	1/30/2020	1,984
	1/15/2018	RSU	1/15/2020	2,679
	1/15/2018	RSU	1/15/2021	2,679
	1/21/2019	RSU	1/21/2020	2,325
	1/21/2019	RSU	1/21/2021	2,325
	1/21/2019	RSU	1/21/2022	2,324
Patrik Dyberg	1/21/2019	PSU	1/21/2020	381
	1/21/2019	PSU	1/21/2021	381
	1/21/2019	PSU	1/21/2022	381
	5/7/2018	RSU	1/15/2020	5,583
	5/7/2018	RSU	1/15/2021	5,583
	1/21/2019	RSU	1/21/2020	1,980
	1/21/2019	RSU	1/21/2021	1,979
	1/21/2019	RSU	1/21/2022	1,979
Robert E. Gay	1/30/2017	PSU	1/30/2020	407
	1/15/2018	PSU	1/15/2020	1,503
	1/15/2018	PSU	1/15/2021	1,502
	1/21/2019	PSU	1/21/2020	202
	1/21/2019	PSU	1/21/2021	202
	1/21/2019	PSU	1/21/2022	202
	1/30/2017	RSU	1/30/2020	799
	1/15/2018	RSU	1/15/2020	1,022
	1/15/2018	RSU	1/15/2021	1,021
	1/21/2019	RSU	1/21/2020	1,050
	1/21/2019	RSU	1/21/2021	1,050
	1/21/2019	RSU	1/21/2022	1,050
Vernon C. Smith	1/30/2017	PSU	1/30/2020	407
	1/15/2018	PSU	1/15/2020	1,555
	1/15/2018	PSU	1/15/2021	1,556
	1/21/2019	PSU	1/21/2020	177
	1/21/2019	PSU	1/21/2021	177
	1/21/2019	PSU	1/21/2022	176
	1/30/2017	RSU	1/30/2020	799
	1/15/2018	RSU	1/15/2020	1,058
	1/15/2018	RSU	1/15/2021	1,057
	1/21/2019	RSU	1/21/2020	918
	1/21/2019	RSU	1/21/2021	918
	1/21/2019	RSU	1/21/2022	917

(2)       The market value of the shares of common stock that have not vested is based on the closing price of our common stock on Nasdaq on December 31, 2019 (the last trading day of 2019), $27.39.

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Option Exercises and Stock Vested

There were no option exercises by our NEOs during 2019. The following table sets forth information with respect to shares of restricted stock held by our NEOs that vested during 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Angela Selden	—	—
Wallace E. Boston, Jr.	67,848	2,080,859
Richard W. Sunderland, Jr.	14,719	452,284
Patrik Dyberg	5,584	165,063
Robert E. Gay	3,734	115,337
Vernon C. Smith	3,823	118,144

(1)       The value realized on vesting is based on the closing price of our common stock on Nasdaq on the day of vesting, multiplied by the number of shares acquired.

Non-qualified Deferred Compensation

The following table sets forth information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2019:

Name	Executive Contributions in Last FY	Registrant Contributions for Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Angela Selden	—	$—	$—	—	$—
Wallace E. Boston, Jr.	—	$46,237	$38,089	—	$303,404
Richard W. Sunderland, Jr.	—	$16,738	$5,596	—	$53,680
Patrik Dyberg	—	$9,881	$—	—	$9,881
Robert E. Gay	—	$7,783	$219	—	$10,000
Vernon C. Smith	—	$7,654	$278	—	$9,810

(1)       Includes amounts contributed by the Company in 2020 with respect to 2019 as matching contributions. All amounts are reported in the Summary Compensation Table above.

(2)       Amounts reflected in this column include changes in plan values during 2019, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year.

(3)       All amounts have been reported in the Summary Compensation Table above or in previous years.

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs in connection with a change in control or pursuant to certain termination events. The employment agreements for Ms. Selden, Dr. Boston, Mr. Sunderland, and Mr. Dyberg, described above, include provisions that provide for payments to them in the event of certain terminations of their respective employment.

Mr. Gay and Dr. Smith do not have employment agreements, but are covered by the Company’s Executive Severance Plan.

In August 2019, we entered into an amended and restated employment agreement (the “Amended Agreement”) with Dr. Boston in connection with his retirement from the position of President and Chief Executive Officer, effective September 23, 2019. Pursuant to the Amended Agreement, Dr. Boston remained eligible to receive certain payments upon termination of his employment with the Company that are generally consistent with the terms of his employment agreement prior to its amendment. However, under the Amended Agreement, Dr. Boston waived all rights to terminate his employment for good reason (as defined in Dr. Boston’s employment agreement prior to the August 2019 amendment) as a result of his resignation as President and Chief Executive Officer.

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As described in more detail below, in the event of a voluntary resignation of an NEO without “good reason” (as defined below), the NEO is not entitled to any payments or benefits upon such resignation other than certain accrued but unpaid salary and benefits.

Termination for cause, without good reason or by reason of death. In the event that Ms. Selden’s, Dr. Boston’s, Mr. Sunderland’s or Mr. Dyberg’s employment is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, (i) his or her full base salary through the date of termination, (ii) any previously deferred and unpaid compensation and any unpaid accrued vacation pay, and (iii) any earned, but unpaid, amounts the executive is entitled to as of the date of termination in connection with any fringe benefits or under any of our incentive compensation plans or programs, including the annual incentive bonus (together, the “Base Amounts”).

In the event that Mr. Gay’s or Dr. Smith’s service to the Company is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, (i) his full base salary through the date of termination, (ii) any unpaid accrued vacation pay and unreimbursed business expenses accrued through the date of termination, (iii) any benefits provided under the Company’s employment benefit plans upon or following a termination of employment (together, the “Accrued Amounts”), and (iv) the bonus, if any, earned with respect to the calendar year ending on or preceding the termination date, to the extent not previously paid (the “Earned Bonus”).

Termination by reason of disability. If Dr. Boston’s, Mr. Sunderland’s or Mr. Dyberg’s employment is terminated by reason of disability, we are required to pay to them, in a lump sum within 30 days of the date of termination, an amount equal to (i) his base salary through the date of termination, (ii) his annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period through the date of termination, for such bonus, prorated for the period of the executive’s service during the applicable year, and (iii) any previously deferred and unpaid compensation and unpaid accrued vacation pay (together, the “Accrued Obligations”). In addition, subject to the executive’s timely execution of a release of claims, we are further required to pay to the executive an amount equal to the sum of (i) the executive’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 18 months (for Mr. Dyberg and Mr. Sunderland) or 24 months (for Dr. Boston) (the “Salary Continuation Payments”) and (ii) the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 18-month period (for Mr. Sunderland and Mr. Dyberg) or 24-month period (for Dr. Boston) following the date of termination (the “Bonus Period”), if net income increased from the same period in the prior year and the performance targets established for the successor executive were being satisfied for that period, paid in installments in accordance with our normal payroll practices over the Bonus Period (for Dr. Boston and Mr. Sunderland) or paid in two installments, one within 60 days after the end of the year in which the termination occurred, and the second within 60 days after the end of the Bonus Period (for Mr. Dyberg) (the “Bonus Continuation Payments”).

If Ms. Selden’s employment is terminated by reason of disability, we are required to pay to her, (i) in a lump sum within 30 days of the date of termination, an amount equal to the Accrued Obligations, (ii) an amount equal to two times Ms. Selden’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 24 months (the “Selden Salary Continuation Payments”), and (iii) an amount equal to two times Ms. Selden’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 24-month period following the date of termination (the “Selden Bonus Period”), if net income increased from the same period in the prior year and paid in two installments, one within 60 days after the end of the year in which the termination occurred, and the second within 60 days after the end of the Selden Bonus Period (the “Selden Bonus Continuation Payments”), in the case of (ii) and (iii), subject to Ms. Selden’s timely release of claims.

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These payments shall be reduced by the sum of the amounts, if any, payable to the executive at or prior to the time of any payment under our disability benefit plans and which amounts were not previously applied to reduce any payment, all in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended.

If Mr. Gay’s or Dr. Smith’s employment is terminated by reason of disability, we are required pursuant to the terms of the Executive Severance Plan to pay to them the Accrued Amounts and Earned Bonus.

Termination other than for cause or disability or for good reason. In the event that we terminate Ms. Selden’s, Mr. Sunderland’s, or Mr. Dyberg’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below), as applicable:

●	in a lump sum within 30 days of the date of termination, the Accrued Obligations;

●	the Salary Continuation Payments or the Selden Salary Continuation Payments, as applicable;

●	the Bonus Continuation Payments or the Selden Bonus Continuation Payments, as applicable;

●	for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Mr. Sunderland and Mr. Dyberg) or for any longer period provided for under the terms of the appropriate plan, program, practice or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ premiums (as applicable) under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

●	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Mr. Sunderland and Mr. Dyberg), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes; provided, however, if Ms. Selden terminates her employment as a result of our notice of nonrenewal termination (as defined in Ms. Selden’s employment agreement) prior to the beginning of a change in control termination period (as defined in Ms. Selden’s employment agreement), then the Selden Salary Continuation Payments shall be for a period of 18 months, the Selden Bonus Continuation Payments shall be equal to 1.5 times the Annual Bonus, and the continuation of benefits shall apply for only 18 months.

In the case of Ms. Selden, if her employment is terminated by the Company without cause or by her for good reason before the first anniversary of the effective date of her employment agreement, all of the Initial Selden Equity Grants that would have vested on the first anniversary of such effective date shall become fully vested. In addition, in the event that Ms. Selden’s employment is terminated by the Company without cause or by her for good reason, Ms. Selden will become vested in a prorated portion of each of her then-unvested outstanding equity awards, determined by multiplying the number of shares of common stock of the Company scheduled to vest at the vesting date immediately following her termination of employment by a fraction, the numerator of which is the number of days following the last vesting date (or the grant date if no portion of the award has vested) that she was employed and the denominator of which is the number of days from the last vesting date or the grant date, as applicable, to the date the next tranche of such outstanding equity award would have vested, rounded to the nearest whole share, subject, however, in the case of performance-vesting awards to the attainment of the applicable performance criteria.

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In the event that we terminate Dr. Boston’s employment other than for cause or disability or Dr. Boston terminates his employment either for good reason or on June 30, 2020 (the “Retirement Date”), we are required to pay, or provide, to the executive (subject to this timely execution of a release of claims in respect of all but the first item below), as applicable:

●	an amount equal to the sum of (i) his full base salary through the date of termination, (ii) his annual bonus, to the extent the Company or APUS, as applicable, and Dr. Boston are then satisfying applicable performance targets, adjusted for the short period through the date of termination, provided that if the date of termination occurs in 2020, Dr. Boston’s 2020 annual bonus, prorated for the period of Dr. Boston’s service during 2020, and (iii) any previously deferred and unpaid compensation;

●	an amount equal to two times Dr. Boston’s 2019 base salary and two times Dr. Boston’s 2019 annual bonus;

●	for 24 months after the date of termination, or any longer period as may be provided by the terms of the appropriate plan, program, practice or policy, a continuation of welfare benefits to Dr. Boston and/or his family at a level and in an amount that is at least equal to that which would have been provided by the Company to them had Dr. Boston continued his employment for such period; and

●	for 24 months after the date of termination, any other amounts or benefits required to be paid or provided or that Dr. Boston is eligible to receive under any of the Company’s benefit schemes.

In the event that we terminate Mr. Gay’s or Dr. Smith’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the executive’s timely execution of a release of claims and other certain restrictive covenants): (i) the Accrued Amounts; (ii) the Earned Bonus; (iii) an amount equal to his base salary in effect immediately prior to the date of termination plus the product of (x) the annual cash bonus that would have been earned for the entire calendar year in which the date of termination occurs based on the actual level of achievement of any Company performance goals for such year and the higher of the actual or target level of achievement of any individual performance goals for such year; and (y) a fraction, the numerator of which is the number of days the executive was employed by the Company during the calendar year in which the date of termination occurs and the denominator of which is the number of days in such year, paid on the date that annual bonuses are paid to the Company’s executives or the 61st day following the date of termination; and (iv) any amount, determined in the sole discretion of the Committee, equal to 12 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.

Termination following a change of control. If within 180 days after a change of control (as defined below), we terminate Dr. Boston’s, Mr. Sunderland’s, or Mr. Dyberg’s employment, or if within 60 days prior to or one year after a change in control, we terminate Ms. Selden’s employment, other than for cause or disability or the executive terminates his or her employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below):

●	in a lump sum within 30 days of the effective date of termination, the Accrued Obligations;

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●	an amount equal to the sum of (i) two times the executive’s annual base salary and (ii) two times the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, in a lump sum within 60 days of the effective date of termination;

●	for a period of 24 months following the date of termination (for Ms. Selden and Dr. Boston) or 12 months following the date of termination (for Mr. Sunderland and Mr. Dyberg) or for any longer period provided for under the terms of the appropriate plan, program, practice, or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his or her employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ (as applicable) premiums under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

●	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden and Dr. Boston) or 12 months following the date of termination (for Mr. Sunderland and Mr. Dyberg), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes.

In the event that any amounts payable or benefits to be provided to the executive under the employment agreement or otherwise would be nondeductible to us by reason of Section 280G of the Code and would subject the executive to the excise tax imposed by Section 4999 of the Code, then such payments and/or benefits will be reduced to the extent necessary so that such payments or benefits will no longer be ineligible for deduction by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code unless the executive would receive at least $50,000 more on a net after-tax basis if such payments and benefits were not reduced.

If within six months after a change of control, we terminate Mr. Gay’s or Dr. Smith’s employment without cause or the executive terminates his or her employment for good reason (as defined below), the executive shall be entitled to receive the Accrued Amounts and the Earned Bonus. In addition, we are required to pay to the executive (subject to the executive’s timely execution of a release of claims and other certain restrictive covenants):

●	an amount equal to the 1.5 times the sum of the base salary in effect, plus the executive’s target annual bonus for the year in which the date of termination occurs, payable in a single lump sum on the 61st day following the date of termination; and

●	an amount, determined in the sole discretion of the Committee, equal to 18 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage for the executive, and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.

Acceleration of equity awards upon termination for death, for disability or following a change of control. Under Ms. Selden’s, Dr. Boston’s, Mr. Sunderland’s, and Mr. Dyberg’s employment agreements, all equity awards granted to the NEO under any of our equity incentive plans that are outstanding immediately prior to the following events will vest and become fully exercisable as follows: (i) upon termination of the executive’s employment by the executive’s death; (ii) upon our termination of the executive’s employment for disability; or (iii) upon termination of the executive’s employment, in the 12-month period following a change of control, or in the 60 day period prior to or one year period after a change of control, in the case of Ms. Selden (a) by us for any reason other than for disability or cause, or for no reason at all, or (b) by the executive for good reason in the 12-month period following a change of control. However, for purposes of clauses (i) and (ii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in a pro-rated amount equivalent to the portion of the performance period that has passed and assuming achievement of the performance conditions for that period at the “target” level, and, for purposes of clause (iii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in full at the “target” level.

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Consistent with the Company’s retirement policy for equity incentive awards, and assuming Dr. Boston retires on the Retirement Date as expected, his currently outstanding equity awards will vest in full on the Retirement Date, provided that any equity awards that are subject to performance conditions for a performance period not yet completed will be subject to the satisfaction of the performance criteria for the applicable performance period.

The Executive Severance Plan does not affect the term of any outstanding equity awards. In the event Mr. Gay’s or Dr. Smith’s employment is terminated, the treatment of any outstanding equity awards is determined in accordance with the terms of the Company equity plan or plans under which they were granted and any applicable award agreements.

Terms defined in employment agreements. For purposes of Ms. Selden’s, Dr. Boston’s, Mr. Sunderland’s, and Mr. Dyberg’s employment agreements, the following definitions apply:

“Cause” means:

●	refusal by the executive to follow a lawful written order of the Chair of our Board, the Board, or for each executive except Ms. Selden, our Chief Executive Officer;

●	the executive’s engagement in conduct materially injurious to us or our reputation;

●	dishonesty of a material nature that relates to the performance of the executive’s duties under his or her employment agreement;

●	the executive’s conviction for any crime involving moral turpitude or any felony; or

●	the executive’s continued failure to perform his or her duties under his or her employment agreement (except due to the executive’s incapacity as a result of physical or mental illness) to the satisfaction of the Board for a period of at least 30 consecutive days after written notice is delivered to the executive specifically identifying the manner in which the NEO has failed to perform his or her duties.

“Change of control” generally means:

●	our dissolution or liquidation, or a merger, consolidation or reorganization of us with one or more other entities in which we are not the surviving entity;

●	a sale of substantially all of our assets to another person or entity; or

●	any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of our stock.

“Good reason” generally means:

●	the assignment to the executive of duties inconsistent in any material respect with the NEO’s position as set forth in, or in accordance with, his or her employment agreement, excluding an isolated, insubstantial and inadvertent action that we remedy promptly after receipt of notice from the executive;

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●	any material failure by us to comply with any provisions of the executive’s employment agreement, excluding an isolated, insubstantial and inadvertent failure that we remedy promptly after receipt of notice from the executive;

●	there is a change of control and the executive does not continue in his or her position, or any other office he or she holds at the time of the transaction, of the most senior resulting entity succeeding to our business;

●	any material failure by us to require any successor or any party that acquires control of us, whether directly or indirectly, by purchase, merger, consolidation or otherwise, or all or substantially all of our business and/or assets to assume expressly and agree to perform the executive’s employment agreement in the same manner and to the same extent;

●	with respect only to Ms. Selden, any material reduction in her base salary or annual bonus opportunity;

●	with respect only to Ms. Selden, after her initial relocation, any requirement that her primary workplace be located more than 50 miles from our current headquarters; and

●	with respect only to Ms. Selden, her election to terminate employment after the end of the term or any renewal term if we have delivered to her an written notice of intent not to renew.

None of the foregoing constitute good reason if the executive consents in writing to such event, and none of the foregoing constitute good reason unless the executive provides notice to us within 90 days of the initial existence of such grounds and we fail to cure the asserted grounds for good reason within 30 days of receipt of such notice from the executive. In order to terminate his or her employment for good reason, the executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

Terms defined in the Executive Severance Plan. For purposes of the Executive Severance Plan, which currently only applies to Mr. Gay and Dr. Smith, the following definitions apply:

“Cause” means:

●	gross negligence or willful misconduct in connection with the performance of duties;

●	conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or

●	material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such executive and the Company or an affiliate.

“Change of control” generally means:

●	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

●	a sale of substantially all of the assets of the Company to another person (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

●	any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of common stock of the Company.

“Good reason” generally means:

●	a material diminution in the executive’s authority, duties or responsibilities;

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●	a material reduction in the executive’s base salary; or

●	a material change in the geographic location at which the executive must perform services, including a required relocation of the executive’s principal place of employment of more than 50 miles.

Equity Retirement Policy. In July 2016, the MDC Committee approved the Equity Retirement Policy, to be effective January 1, 2017. The Equity Retirement Policy provides for accelerated vesting at retirement of any (i) time-based awards and (ii) subject to the achievement of the applicable performance measure, performance-based awards, that were granted at least one year prior to the date of retirement. The Equity Retirement Policy applies to employees who have voluntarily terminated service, reached an age of 62 years, and provided at least 10 years of service to the Company.

The only NEO eligible for the Equity Retirement Policy in 2019 was Dr. Boston.

Payment and Benefit Estimates

The table below reflects the potential termination or change in control payments pursuant to the employment agreements and arrangements described above, calculated as though the applicable triggering event occurred, (i.e. the NEO’s employment was terminated, or the applicable change in control occurred) on December 31, 2019 (the last trading day of 2019), using the closing price of our common stock on Nasdaq of $27.39 on December 31, 2019. As discussed in the narrative above, upon termination for cause or by the NEO without good reason, the NEO is generally only entitled to receive amounts he is owed as of the termination date (e.g., salary, benefits, and, in limited cases, any previously earned, but unpaid, annual incentive compensation). These accrued amounts are described in the narrative above, and we have not included these earned, but unpaid amounts, in the termination events included in the table below.

	Aggregate Severance Pay(1) ($)	Accelerated Vesting of Equity Awards ($)	Welfare Benefits Continuation ($)	Total ($)
Angela Selden
Termination by Reason of Disability	$2,444,000	$1,598,722	$—	$4,042,722
Termination other than for Cause or Disability or by Executive for Good Reason	$2,444,000	$532,907	$29,982	$3,006,889
Termination other than for Cause within 60 days before or 1 year after a Change in Control	$2,444,000	$1,598,722	$29,982	$4,072,704
Termination by Executive for Good Reason 12 months after a Change in Control	$2,444,000	$1,598,722	$29,982	$4,072,704
Termination by Reason of Death	$50,000	$1,598,722	$—	$1,648,722
Wallace E. Boston, Jr.
Termination by Reason of Disability	$2,278,896	$2,890,604	—	$5,169,500
Termination other than for Cause or Disability or by Executive for Good Reason	$2,629,866	$1,931,762	$50,048	$4,611,676
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$2,629,866	$2,890,604	$50,048	$5,570,518
Termination other than for Cause or by Executive for Good Reason within 12 months of a Change in Control	$2,629,866	$2,890,604	$50,048	$5,570,518

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Termination by Reason of Death	$—	$2,890,604	—	$2,890,604
Richard W. Sunderland, Jr.
Termination by Reason of Disability	$943,383	$672,479	—	$1,615,862
Termination other than for Cause or Disability or by Executive for Good Reason	$943,383	—	$23,044	$966,427
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$1,257,844	$672,479	$23,044	$1,953,367
Termination other than for Cause or by Executive for Good Reason within 12 months of a Change in Control	$943,383	$672,479	$23,044	$1,638,906
Termination by Reason of Death	—	$672,479	—	$672,479
Patrik Dyberg
Termination by Reason of Disability	$803,250	$499,785	—	$1,303,035
Termination other than for Cause or Disability or by Executive for Good Reason	$803,250	$—	$19,639	$822,889
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$1,071,000	$499,785	$19,639	$1,590,424
Termination other than for Cause or by Executive for Good Reason within 12 months of a Change in Control	$803,250	$499,785	$19,639	$1,322,674
Termination by Reason of Death	—	$499,785	—	$499,785
Robert E. Gay
Termination by Reason of Disability	$—	$274,174	—	$274,174
Termination other than for Cause or Disability or by Executive for Good Reason	$430,596	$274,174	$21,769	$726,538
Termination other than for Cause or by Executive for Good Reason within six months of a Change in Control	$655,452	$274,174	$32,653	$962,279
Vernon C. Smith
Termination by Reason of Disability	—	$266,094	—	$266,094
Termination other than for Cause or Disability or by Executive for Good Reason	$444,768	$266,094	$22,733	$733,595
Termination other than for Cause or by Executive for Good Reason within six months of a Change in Control	$677,025	$266,094	$34,099	$977,218

(1) We have assumed for purposes of calculating the aggregate severance pay that (a) our financial performance and, if applicable, the NEO’s successor’s performance would be sufficient for the NEO to receive the maximum payout and (b) in the case of a termination due to Disability for Ms. Selden and Messrs. Boston, Sunderland, and Dyberg, amounts are not reduced by any payment under our disability benefit plans. In addition, with respect to Ms. Selden, the amounts reported in this column include (or represent, in the case of termination by reason of death) the second installment of Ms. Selden’s signing bonus.

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Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2019. All equity compensation plans have been approved by Company stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	43,134	$23.77	1,011,561
Equity compensation plans not approved by Company stockholders	—	$—	—
Total	43,134	$23.77	1,011,561

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PROPOSAL NO. 4
ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on the compensation of our named executive officers as disclosed in this Proxy Statement. We have determined to hold this vote annually. The Board and the MDC Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by offering compensation that is competitive within the for-profit education industry and the broader market for executive talent.

As described in the Compensation Discussion and Analysis beginning on page 44 of this Proxy Statement, our executive compensation program is designed to provide competitive levels of compensation that are based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals and encourage continuous quality improvement. By paying for performance, we believe that we align the interests of our executive officers with those of our stockholders. We also believe that an effective executive compensation program assists us in attracting and retaining qualified executives who will contribute to the Company’s financial performance and drive the continued creation of stockholder value.

To achieve these objectives, we adhere to the following principles:

●	compensation should be directly related to achievement of our corporate goals as measured through individual management objectives and through earnings results;

●	an emphasis on equity-based compensation aligns the long-term interests of executive officers and stockholders; and

●	NEO’s compensation must be evaluated against opportunities offered by companies that are similar to, and competitive with, us in the market for executive talent.

Our executive compensation program also includes features specifically intended to align the interests of our NEOs with those of our stockholders, such as:

●	each of our executives is expected to own shares of the Company’s common stock with a value ranging from one to six times the executive’s base salary, depending on position;

●	the use of equity awards, the value of which is contingent on our long-term performance; and

●	equity awards are comprised of a mixture of RSUs that vest over three years and PSUs that vest over three years, subject to achievement of performance targets (for 2019, adjusted EBITDA and revenue targets).

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOs and our stockholders and is deserving of stockholder support. We believe that stockholders should also consider the following when determining whether to approve the compensation of our NEOs as presented in this Proxy Statement:

●	the MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation;

●	our NEOs are prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities;

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●	our equity awards have been granted with three-year minimum vesting periods, and our equity plans prohibit repricing or replacement of outstanding option awards;

●	upon a “change of control” the NEOs only receive severance payments in connection with a termination of their employment; and

●	the employment agreements with our NEOs do not include tax-gross up payments in connection with a “change of control.”

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the American Public Education, Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED.”

The vote is advisory and is not binding on the Company, the Board or the MDC Committee of the Board. However, the MDC Committee of the Board expects to take into account the outcome of the vote as it continues to consider our executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In 2018, the Audit Committee undertook a competitive review process to select our independent registered public accounting firm for the year ended December 31, 2018. In conducting this process, the Audit Committee invited several independent registered public accounting firms to submit proposals for their services and to provide detailed information on their firms. On June 11, 2018, following the conclusion of this process, the Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and dismissed RSM US LLP (“RSM”) as our independent registered public accounting firm. The Audit Committee has again selected Deloitte as our independent registered accounting firm for the year ended December 31, 2020 and believes that the retention of Deloitte for the 2020 fiscal year is in the best interest of the Company and our stockholders.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation, and oversight of our independent registered public accounting firm and annually evaluates the performance of our independent registered public accounting firm. The Audit Committee also evaluates and approves the selection of the lead engagement partner.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table summarizes the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2019 and 2018, respectively.

Fee Category	2019	2018
Audit Fees	$637,915	$611,359
Audit-Related Fees	$30,000	$—
Tax Fees	$—	$—
All Other Fees	$579,111	$283,700
Total Fees	$1,247,026	$895,059

Audit Fees. Consist of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

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Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Amount for 2019 consists of information technology-related work in connection with the implementation of a new accounts payable system.

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning services and include fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees, including advisory services related to potential acquisitions.

During the fiscal year ended December 31, 2019, Deloitte provided various services in addition to auditing our financial statements. The Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte’s independence. In 2019, all fees paid to Deloitte were pre-approved pursuant to the policy described below.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee reviews with Deloitte and management the plan and scope of Deloitte’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Deloitte’s compensation. The Audit Committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. None of the Deloitte services in 2019 and 2018 were approved by the Audit Committee pursuant to the de minimis exception. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Additional Information Regarding Change of Independent Registered Accounting Firms

The audit reports of RSM on the financial statements of the Company as of and for the years ended December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through June 11, 2018, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference in connection with their opinion to the subject matter of the disagreement; or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through June 11, 2018, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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AUDIT COMMITTEE REPORT

During 2019, the Audit Committee consisted entirely of independent directors: Ms. Halle, who serves as the chairperson; Mr. Andersen; Dr. Kurshan; and Mr. Landon. The Audit Committee operates under a written charter adopted by the Board, which is available in the “Governance — Governance and Ethics Documents” section of our corporate website, www.apei.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

During the fiscal year ended December 31, 2019, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee has:

●	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2019;

●	discussed with Deloitte, our independent auditors for fiscal 2019, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

●	received the written disclosures and the letter from Deloitte required under the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

In connection with the evaluation, appointment, and retention of the independent auditors, the Audit Committee annually reviews the qualifications, performance, and independence of the independent auditor, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; and objectivity. The Audit Committee also considers whether the non-audit services provided by Deloitte are compatible with maintaining Deloitte’s independence.

The Audit Committee has appointed, subject to stockholder ratification, Deloitte as our independent registered public accounting firm for fiscal year 2020.

AUDIT COMMITTEE (March 4, 2020)

Jean C. Halle, Chairperson
Eric C. Andersen
Dr. Barbara L. Kurshan
Timothy J. Landon

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and holders of more than 10% of our common stock to file reports of ownership of our equity securities. Additionally, SEC regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on review of the copies of such reports filed with the SEC during the year ended December 31, 2019 and representations by our directors and officers that no Form 5 was required to be filed by them, all such reports were made on a timely basis, except for one late Form 4 by Patrik Dyberg reporting three transactions and one late Form 4 for Dr. Wallace E. Boston, Jr. reporting seven transactions.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 19, 2020 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each NEO (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
More than 5% Stockholders
BlackRock, Inc.(2)	2,421,900	16.32%
Dimensional Fund Advisors LP(3)	1,358,959	9.15%
The Vanguard Group, Inc.(4)	1,307,556	8.81%
Renaissance Technologies, LLC(5)	1,255,893	8.46%
Directors and Named Executive Officers
Eric C. Andersen	12,743	*
Dr. Wallace E. Boston, Jr.	379,893	2.56%
Patrik Dyberg	9,088	*
MG (Ret) Barbara G. Fast	14,420	*
Robert E. Gay	4,337	*
Jean C. Halle	23,879	*
Dr. Barbara L. Kurshan	9,678	*
Timothy J. Landon	16,726	*
William G. Robinson, Jr.	9,276	*
Angela Selden	—	*
Vernon C. Smith	6,532	*
Richard W. Sunderland, Jr.	41,015	*
All of our directors and executive officers as a group (15 persons)	554,167	3.73%

*       Represents beneficial ownership of less than 1%.

(1)       Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. As of March 19, 2020, there were 14,844,036 shares of common stock outstanding.

(2)       Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020. The stockholder’s address is 55 East 52nd Street New York, New York 10055. This stockholder is deemed to be the beneficial owner with sole dispositive power with respect to these shares as a result of being a parent holding company or control person. The stockholder has sole voting power with respect to 2,381,580 of these shares.

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(3)       Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 12, 2020. The stockholder’s address is Building Once, 6300 Bee Cave Road, Austin, Texas, 78746. The stockholder is deemed to be the beneficial owner with sole dispositive power with respect to these shares as the result of acting as an investment advisor. The stockholder has sole voting power with respect to 1,287,610 of these shares.

(4)        Based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 12, 2020. The stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355. This stockholder is deemed to be the beneficial owner with sole dispositive power with respect to 1,285,168 shares of the Company’s common stock and has shared dispositive power with respect to 22,388 shares the Company’s common stock as a result of being an investment adviser. The stockholder has sole voting power with respect to 14,819 of these shares and shared voting power with respect to 9,355 of these shares.

(5)       Based solely on a Schedule 13G/A filed by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”) on February 13, 2020. The stockholders’ address is 800 Third Ave, New York, New York, 10022. RTC is deemed to be the beneficial owner of these shares of the Company’s common stock as a result of being an investment advisor, and RTHC as a result of its majority ownership of RTC. RTC and RTHC have sole voting power with respect to 1,238,483 of these shares, sole dispositive power with respect to 1,253,293 of these shares and shared dispositive power with respect to 2,600 of these shares.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2019 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2019 Annual Report on Form 10-K including exhibits. Please send a written request to our Corporate Secretary at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attention: Corporate Secretary

The charters for our Audit, MDC, and Nominating and Corporate Governance Committees, as well as our Guidelines and our Code of Ethics, are in the Governance section of our corporate website, www.apei.com, and are also available in print without charge upon written request to our Corporate Secretary at the address above. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by the bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our Corporate Secretary at the address above, or by calling (304) 724-3700.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. As required by SEC rules, in order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 calendar days before the anniversary of the date the proxy statement is released to stockholders in connection with the previous year’s annual meeting, which is no later than December 2, 2020.

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Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at American Public Education, Inc., 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary. To be timely for the 2021 Annual Meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2021 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2021 annual meeting must notify us no earlier than January 15, 2021 and no later than February 14, 2021. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2021 Annual Meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary

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Annex A

AMENDMENT NUMBER ONE TO THE AMERICAN PUBLIC EDUCATION, INC.

2017 OMNIBUS INCENTIVE PLAN

The American Public Education, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:

1.            Section 4.1, part (i), of the Plan is amended and restated to increase the number of shares available for issuance by 1,425,000 as follows, with the remainder of Section 4.1 remaining unchanged:

“(i) three million one hundred thousand (3,100,000) shares of Stock, plus”

2.            Section 3.4, part (c) of the Plan is amended and restated to add the words “or substitution” where indicated in underlined text, with the remainder of Section 3.4 remaining unchanged:

“(c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange or substitution for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.”

3.            Section 5.1, part (a) of the Plan is amended and restated as follows, with the remainder of Section 5.1 remaining unchanged:

“(a) May 15, 2030,”

4.            The Plan shall otherwise be unchanged by this Amendment.

5.            This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2020 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.

*             *             *

The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on March 30, 2020, subject to the approval of the Amendment by the stockholders of the Corporation.

Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May 15, 2020.

Secretary

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A-1

 Annex B

AMENDMENT NUMBER TWO TO THE AMERICAN PUBLIC EDUCATION, INC.

EMPLOYEE STOCK PURCHASE PLAN

The American Public Education, Inc. Employee Stock Purchase Plan (the “ESPP”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:

1.            The first sentence of Section 2 of the ESPP is amended and restated to read as follows:

“Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is three hundred thousand (300,000).”

2.            The last sentence of Section 25 of the ESPP is amended and restated to read as follows:

“In any event, the Plan shall, without further action of the Board, terminate on May 15, 2030, or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 above have been issued.”

3.            The ESPP shall otherwise be unchanged by this Amendment.

4.            This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2020 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the ESPP shall continue in existence in accordance with its terms.

*            *            *

The foregoing Amendment to the ESPP was duly adopted and approved by the Board of Directors of the Corporation on March 30, 2020, subject to the approval of the Amendment by the stockholders of the Corporation.

Secretary

The foregoing Amendment to the ESPP was duly adopted by the stockholders of the Corporation at a meeting held on May 15, 2020.

Secretary

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B-1

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APEI2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D04262-P34526

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PUBLIC EDUCATION, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eric C. Andersen	☐	☐	☐
1b. Barbara G. Fast	☐	☐	☐
1c. Jean C. Halle	☐	☐	☐
1d. Barbara L. Kurshan	☐	☐	☐
1e. Timothy J. Landon	☐	☐	☐
1f. William G. Robinson, Jr.	☐	☐	☐
1g. Angela Selden	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approve the amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan.	☐	☐	☐
3. Approve the amendment to the American Public Education, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Advisory vote to approve the compensation of the Company`s named executive officers as disclosed in the Company`s proxy statement for the 2020 Annual Meeting.	☐	☐	☐
5. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D04263-P34526

AMERICAN PUBLIC EDUCATION, INC.
Annual Meeting of Stockholders
May 15, 2020 at 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Angela Selden, Richard W. Sunderland, Jr. and Barbara G. Fast, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AMERICAN PUBLIC EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live broadcast at 8:00 AM, EDT on May 15, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side